UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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THE PMI GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO ANNUAL MEETING

OF STOCKHOLDERS

THE PMI GROUP, INC.

April 12, 2010

Dear Stockholder,

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of The PMI Group, Inc. to be held on Friday, May 21, 2010, at 9:00 a.m. Pacific daylight time, at our headquarters located at PMI Plaza, 3003 Oak Road in Walnut Creek, California.

We look forward to greeting you. As explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the purposes of the meeting are:

1.	The election of nine directors.

2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010.

3.	The approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock.

4.	The approval of an amendment to the PMI Employee Stock Purchase Plan to increase the authorized shares.

5.	The approval of an amendment to the PMI Amended and Restated Equity Incentive Plan to increase the authorized shares.

6.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR the nominees for director identified in the Proxy Statement, FOR ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm, FOR approval of the amendment to our Certificate of Incorporation, FOR approval of the amendment to the PMI Employee Stock Purchase Plan and FOR approval of the amendment to the PMI Amended and Restated Equity Incentive Plan.

At the meeting, we will report on our business and there will be an opportunity for you to ask questions.

WHETHER OR NOT YOU EXPECT TO ATTEND, TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. STOCKHOLDERS OF RECORD MAY ALSO GIVE THEIR PROXY BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

/s/ L. Stephen Smith
L. Stephen Smith
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The PMI Group, Inc., a Delaware corporation, will be held on Friday, May 21, 2010, at 9:00 a.m. Pacific daylight time, at our headquarters located at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597, for the following purposes:

1.	To elect nine directors to serve until the next annual election and until their successors are duly elected and qualified, the nominees for which are named in the attached Proxy Statement;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010;

3.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock;

4.	To approve an amendment to the PMI Employee Stock Purchase Plan to increase the authorized shares;

5.	To approve an amendment to the PMI Amended and Restated Equity Incentive Plan to increase the authorized shares; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 31, 2010 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Andrew D. Cameron
Andrew D. Cameron
Executive Vice President, General Counsel and Secretary

April 12, 2010

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE,

SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being mailed on or about April 12, 2010 in connection with the solicitation of proxies on behalf of the Board of Directors of The PMI Group, Inc., a Delaware corporation (“PMI” or the “Company”), for use at the Annual Meeting of Stockholders to be held Friday, May 21, 2010 at 9:00 a.m. Pacific daylight time at our headquarters located at PMI Plaza, 3003 Oak Road, Walnut Creek, California and at any adjournment or postponement thereof (the “Annual Meeting”).

Our principal executive office is located at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597. The telephone number at that address is (925) 658-7878.

RECORD DATE AND SHARES OUTSTANDING.    The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is March 31, 2010 (the “Record Date”). As of the close of business on that date, approximately 83,006,319 shares of Common Stock were outstanding and eligible to vote at the Annual Meeting.

REVOCABILITY OF PROXIES.    A proxy is revocable by written notice delivered to the Secretary of PMI at our principal executive office at any time before it is voted and may also be revoked by signing and delivering a proxy with a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION.    For each matter that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock registered in the stockholder’s name as of the close of business on the Record Date. The Chairman of the Board will announce the opening and closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted. Instead of submitting a signed proxy card, stockholders of record may submit their proxies by telephone using the control number and instructions accompanying the proxy card. Telephonic voting may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian. The enclosed proxy is solicited by our Board of Directors. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the Annual Meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

FOR –	Election to the Board of the nine individuals nominated by the Board of Directors;

FOR –	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010;

FOR –	Approval of the amendment to the PMI Certificate of Incorporation;

FOR –	Approval of the amendment to the PMI Employee Stock Purchase Plan; and

FOR –	Approval of the amendment to the PMI Amended and Restated Equity Incentive Plan.

Any other business that may properly come before the meeting will be voted at the discretion of the proxy holders.

Quorum; Broker Voting

A quorum is necessary to conduct the business of the Annual Meeting. The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by PMI to act as election inspectors for the Annual Meeting. Withhold votes, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial stockholder and your broker holds your shares in its name, under the current rules of the New York Stock Exchange and the Nasdaq Stock Market, the broker is generally permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm and on the amendment to our Certificate of Incorporation, even if the broker does not receive voting instructions from you.

Voting on Directors

A plurality of the votes cast is required for the election of directors (Item 1). This means that the nine nominees who receive the most votes will be elected to the nine open directorships even if they get less than a majority of the votes cast. Brokers will not be able to vote on the election of directors absent instructions from their beneficial holders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this Item. Under The PMI Group, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (“Governance Guidelines”), if a nominee receives a greater number of withhold votes than affirmative votes, the nominee must submit his or her resignation for the Board’s consideration promptly following certification of the stockholder vote. The Governance and Nominating Committee will promptly consider the resignation submitted and recommend to the Board whether to accept it, conditionally accept it, or reject it, considering all relevant factors. The Board will consider the Governance and Nominating Committee’s recommendation and act on the offered resignation no later than 90 days following the date of the Annual Meeting, followed by prompt public disclosure of the decision.

Voting on Items 2, 3, 4 and 5 of this Proxy Statement

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm (Item 2). Abstentions will effectively count as a vote against ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote on this matter.

The affirmative vote of the majority of shares outstanding and entitled to vote on the matter is required for approval of the amendment to the PMI Certificate of Incorporation (Item 3). Abstentions will effectively count as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this matter.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for approval of each of the amendment to the PMI Employee Stock Purchase Plan (Item 4) and the amendment to the PMI Amended and Restated Equity Incentive Plan (Item 5). Abstentions will effectively count as a vote against the proposals. Brokers will not be able to vote on the proposals absent instructions from their beneficial holders. Broker non-votes will have no effect on the outcome of the vote on these items.

Other Voting and Solicitation Information

If you are a participant in our Savings and Profit Sharing Plan or Alternate 401(k) Plan (together, the “401(k) Plans”), you will receive a separate proxy that applies to the PMI shares you own through the 401(k) Plans. Your proxy will serve as a voting instruction for the 401(k) Plans’ trustees. If no choices are specified, a properly executed proxy will be voted by the Retirement Plans Administrative Committee (“RPAC”). If you own shares through the 401(k) Plans and you do not vote, the RPAC will vote those shares.

The cost of this solicitation will be borne by PMI. MacKenzie Partners, Inc. has been retained by PMI to assist in the solicitation of proxies at an estimated fee of $6,000 plus reimbursement of reasonable expenses. In addition, PMI may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in mailing solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, but we will not additionally compensate them for these services. Solicitation may be conducted in person, by telephone, by email, by facsimile or by any other means of communication.

Our Bylaws, and proxy rules promulgated by the Securities and Exchange Commission (“SEC”), provide that stockholders may submit nominations for election as directors and proposals at an annual meeting if they comply with certain requirements. Stockholders were entitled to present proposals for inclusion in our Proxy Statement and form of proxy for the Annual Meeting by writing to the Secretary of PMI by December 3, 2009. Any nomination for director or proposal submitted by a stockholder not requested to be included in the Proxy Statement and proxy must have been received by the Secretary of PMI at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting to be considered timely (between January 20, 2010 and February 20, 2010). PMI did not receive any nomination for election as director or proposal from stockholders for the Annual Meeting.

Our Annual Report to Stockholders for the year ended December 31, 2009 has been mailed with this document. Stockholders should refer to the Annual Report to Stockholders for financial and other information about our business. However, the Annual Report to Stockholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 21, 2010

A complete copy of each of this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2009 are also available by visiting our investor relations proxy materials webpage at www.pmi-us/proxy. In addition, they are available to stockholders free of charge by writing to the Investor Relations Department of PMI at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597.

ITEM 1: ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below; provided, that shares held for beneficial holders by brokers will not be voted without the holders’ instructions. Each person elected will serve a one-year term as a director until the next annual meeting and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the Annual Meeting any of the nominees named below is not available to serve as a director (an event that the Board of Directors does not anticipate), the proxies will be voted for the election of such other person or persons as the proxy holders may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

Qualifications of Our Nominees

Pursuant to our Governance Guidelines, the Governance and Nominating Committee has the responsibility to identify and recommend nominees for election as director. The Governance and Nominating Committee also considers candidates recommended by directors or stockholders. No candidates were brought forward by stockholders to the committee, nor were any candidates nominated for election as director by stockholders pursuant to our Bylaws. The committee recommended, and the Board approved, the following nominees (the “Nominees”), for election as director this year: Carmine Guerro, Wayne E. Hedien, Louis G. Lower II, Raymond L. Ocampo Jr., John D. Roach, L. Stephen Smith, José H. Villarreal, Mary Lee Widener and Ronald H. Zech. All Nominees are incumbent directors.

Our Governance Guidelines set forth the minimum qualifications for service on our Board. Directors should have:

a)	The highest standards of personal character, conduct and integrity.

b)	An understanding of the interests of stockholders, customers, employees, suppliers, communities and the general public, and the intention and ability to act in the interests of all stockholders.

c)	Experience in a position of leadership and substantial accomplishment in his or her field of endeavor, which may include business, government, not-for-profits or academia.

d)	The ability to understand and exercise sound judgment on issues related to the Company.

e)	A willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings.

f)	No interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest.

Beyond the minimum criteria above, the committee evaluates each prospective candidate with a view to creating an optimum balance of Board-worthy attributes. While the Company does not have a policy regarding diversity with respect to the Board of Directors, the Governance and Nominating Committee, in recommending nominees, strives for a composite mix of experience, professions, knowledge, diversity, skills and abilities to enhance the Board’s ability to oversee the business and affairs of the Company. The Board and the committee, however, do not choose or exclude a candidate because of race, color, gender, national origin, sexual orientation or identity.

As discussed below, each of the Nominees far exceeds the above minimum criteria. Indeed, the Nominees bring diverse backgrounds and a wide range of expertise and experience to our Board. The fields of expertise represented by the Nominees include, among others, insurance; housing and housing policy; public company financing, financial reporting and accounting; public company legal, regulatory and governance; and risk management. The Nominees also bring to PMI substantial mortgage insurance industry knowledge. This is demonstrated by the Nominees’ more than 80 years of collective service on the PMI Board. No Nominee has fewer than five years of experience serving on the PMI Board.

In particular –

•

Mr. Guerro brings public company finance, financial reporting and accounting experience to the Company, having been a partner at Pricewaterhouse Coopers LLP for 26 years. Chairing our Audit Committee, Mr. Guerro is qualified as an audit committee financial expert as defined by SEC rules.

•

Mr. Hedien is the former Chairman and CEO of the Allstate Insurance Company, one of the largest insurance companies in the world. His experience leading a public, multiline insurance company is invaluable to PMI. In addition, his financial expertise is reflected by his past service as a trustee of the Morgan Stanley Funds.

•

Mr. Lower, currently the Chairman and CEO of a multiline, public insurance company and member of the American Council of Life Insurers, also brings leadership skills and insurance, risk management, finance, and public company governance expertise to the Board.

•

Mr. Ocampo, the former General Counsel and Secretary of Oracle Corporation, brings legal, regulatory, compliance and technology experience to PMI. Mr. Ocampo has also served on the audit, compensation and corporate governance committees of other public company boards.

•

Mr. Roach, a former public company CEO and CFO, offers the PMI Board leadership skills, and finance and accounting expertise. Mr. Roach has served on the audit committees of five other public companies and is qualified as an audit committee financial expert.

•	Mr. Smith, our Chief Executive Officer, has more than thirty years of experience with PMI, many of those years in positions of executive leadership.

•

Mr. Villarreal, through his many corporate and civic responsibilities, brings to PMI leadership skills and legal, regulatory and compliance expertise. An experienced corporate attorney, Mr. Villarreal has significant prior public company board experience including in the areas of housing and housing policy as a lead outside director. He currently serves as U.S. Commissioner General to the 2010 U.S. Exhibition to World Expo Shanghai.

•

Ms. Widener has spent her career championing responsible homeownership. For over 30 years, she led Neighborhood Housing Services of America, a non-profit organization dedicated to the expansion of homeownership and neighborhood revitalization. She provides PMI with insight into both public and private sector affordable housing policies and issues.

•

Mr. Zech, a former Chairman and CEO of a leading provider of lease financing in the transportation industry and former CFO of one of its subsidiaries, brings to PMI his public company leadership skills, and finance and accounting expertise. Mr. Zech has served on a number of public company boards, including service as an audit committee member, and chair of a governance and compensation committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED HEREIN, AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY WILL BE VOTED FOR THE NOMINEES.

NOMINEES FOR DIRECTOR OF THE PMI GROUP, INC.    Set forth below is certain information for each Nominee, based on data furnished by them.

CARMINE GUERRO, 68, has been one of our directors since August 2002. Mr. Guerro was Chairman of Grosvenor Americas Limited, a private property development and investment company, from March 2002 until August 2007. Prior thereto, he was a partner at PricewaterhouseCoopers LLP for 26 years, holding a variety of positions including Vice Chairman of Client Service and Managing Partner of the Western Region. He was also a member of the Executive Committee of the firm. Mr. Guerro’s past civic board affiliations include President of the International Diplomacy Council of the Bay Area, Chairman of the University of California at Berkeley Business School Professional Accounting Program and a member of the board of directors for the Bay Area Council. He was a California Certified Public Accountant for many years and holds B.A. and M.B.A. degrees in Accounting from Michigan State University. He is Chair of our Audit Committee and a member of our Governance and Nominating Committee.

WAYNE E. HEDIEN, 76, has been one of our directors since January 1995 and was a director of PMI Mortgage Insurance Co. (“PMI MIC”) from February 1983 through May 1990 and from April 1992 through January 1995. Mr. Hedien was the Chairman of the Board of Allstate Insurance Company from July 1989 through December 1994 and was elected to the same position with The Allstate Corporation in March 1993 in preparation for The Allstate Corporation’s initial public offering. He held a variety of senior executive positions with Allstate Insurance Company and its affiliates prior to his retirement in December 1994. Mr. Hedien served as Trustee of Morgan Stanley Funds from 1997 to 2006. He is also a Life Trustee of the Field Museum of Chicago and on the Dean’s Advisory Board of the Kellogg School of Management. He received a B.S.M.E. degree in Engineering and an M.B.A. degree in Finance from Northwestern University, and is a Chartered Financial Analyst. He is Chair of our Governance and Nominating Committee and a member of our Compensation Committee.

LOUIS G. LOWER II, 64, has been one of our directors since May 2001. Mr. Lower has been President, Chief Executive Officer and a director of Horace Mann Educators Corporation, a multiline insurance corporation focusing on the retirement planning and personal insurance needs of the educational community, since February 2000. Before joining Horace Mann, Mr. Lower served as Chairman and Chief Executive Officer of Allstate Life Insurance Company and was a director of Allstate Insurance Company, Allstate Life Insurance Company and Allstate Federal Savings Bank. Prior to being elected Chairman of Allstate Life Insurance Company in 1999, Mr. Lower served as that company’s President and Chief Executive Officer from 1990 and as Senior Vice President, Treasurer and Chief Investment Officer of both Allstate Life Insurance Company and Allstate Insurance Company from 1986 to 1989. Mr. Lower joined Allstate Insurance Company in 1976 and held a number of positions prior to becoming Executive Vice President in 1989. Mr. Lower also serves on the boards of directors of the Abraham Lincoln Presidential Library and Museum, Memorial Health System and the Illinois Life Insurance Council. Mr. Lower is also past Chairman of Life Office Management Association and has served on the boards of the American Council of Life Insurers, Life Insurance Marketing and Research Association, Inc., Life Underwriter Training Counsel, National Association of Variable Annuities and the American College. Mr. Lower holds a B.A. in American Studies from Yale University and an M.B.A. in Marketing/Finance from Harvard University. He is Chair of our Compensation Committee and a member of our Governance and Nominating Committee.

RAYMOND L. OCAMPO JR., 57, has been one of our directors since May 1999. He has served as President and Chief Executive Officer of Samurai Surfer LLC, a private consulting and investment company, since April 2004. Mr. Ocampo co-founded the Berkeley Center for Law & Technology and served as Executive Director from August 1997 through December 1999. Mr. Ocampo was Senior Vice President, General Counsel and Secretary of Oracle Corporation from September 1990 until his retirement in November 1996. He joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement. Mr. Ocampo is a member of the board of directors of Keynote Systems, Inc., and previously served on the boards of directors of the Vantive Corporation, CytoGenix, Inc., Intraware, Inc. and VitalStream Holdings, Inc. He received an A.B. degree in Political Science from the University of California at Los Angeles, and a J.D. degree from the Boalt Hall School of Law at the University of California at Berkeley. He is a member of our Audit Committee.

JOHN D. ROACH, 66, has been one of our directors since May 1997. Mr. Roach has served as the Chairman and Chief Executive Officer of Stonegate International, a private investment and advisory services firm, since 2001. From 2002 until 2006, he also served as Chairman of Unidare U.S., the North American subsidiary of Unidare plc, a public Irish company and a leading wholesaler of maintenance, repair and operation supplies and products to the welding, safety and industrial markets. He was also the Founder of Builders FirstSource, and served as its Chairman, President and Chief Executive Officer from October 1997 to September 2001. Prior to founding Builders FirstSource, he was the Chairman, President and Chief Executive Officer of Fibreboard Corporation. From 1987 to 1991, Mr. Roach held senior positions with Manville Corporation, having served as Executive Vice President—Operations, President of Building Products Operations and Chief Financial Officer. Prior to joining Manville, Mr. Roach was a strategy consultant and senior officer of Braxton Associates, Booz Allen Hamilton and The Boston Consulting Group. Mr. Roach currently serves on the boards of URS Corporation and VeriSign, Inc. Mr. Roach has previously served on the boards of directors of Fibreboard, Magma Power, Thompson PBE, the American Stock Exchange, NCI Building Systems, Washington Group International, Material Sciences and Kaiser Aluminum Corporation. He holds a B.S. degree in Industrial Management from the Massachusetts Institute of Technology and an M.B.A. from Stanford University. He is Vice Chair of our Audit Committee.

L. STEPHEN SMITH, 60, has served as Chairman of the Board of The PMI Group, Inc. since May 2007, and has been one of our directors since February 2002. He has been the Chief Executive Officer since June 1, 2006, and President and Chief Operating Officer since September 1998, of PMI. He has served as Chief Executive Officer of PMI MIC since January 2004. He was President and Chief Operating Officer of PMI MIC from September 1998 to June 2006. He was elected Executive Vice President of Marketing and Field Operations of PMI MIC in May 1994 and elected to the same positions with PMI in January 1995, serving in such capacities until September 1998. Prior thereto, he held various executive positions with the Company. Mr. Smith joined PMI in 1979. He has served as President of the Mortgage Insurance Companies of America and as a member of the boards of directors of National Association of Hispanic Real Estate Professionals and the Contra Costa Council. Mr. Smith currently serves on the board of directors of the Bay Area Council and is a member of the Financial Services Roundtable and the National Association of Home Builders Roundtable. He holds a B.S. degree in Industrial Management from Georgia Institute of Technology.

JOSÉ H. VILLARREAL, 56, has been one of our directors since May 2005. He currently serves as a consultant to the law firm, Akin Gump Strauss Hauer & Feld LLP, and from July 1994 to January 2009 served as a partner in the firm. He served on the board of directors of Wal-Mart Stores, Inc., from 1998 to 2006, and currently serves on the boards of First Solar, Inc. and Union Pacific Corporation. Mr. Villarreal also serves on the boards of the New America Alliance, an organization of leading Latino business leaders dedicated to philanthropy, and the Center for American Progress, a Washington, D.C.-based research institute. He previously served as Chairman of the National Council of La Raza, Vice Chairman of the Congressional Hispanic Caucus Institute, national treasurer of the Gore-Lieberman presidential campaign and a director of the Close-Up Foundation. He received a B.A. degree in Political Science from Purdue University and a J.D. degree from Indiana University School of Law. He is a member of our Compensation Committee.

MARY LEE WIDENER, 71, has been one of our directors since January 1995 and was a director of PMI MIC from October 1993 through January 1995. She was a co-founder and served as President, Chief Executive Officer and a member of the board of directors of Neighborhood Housing Services of America (“NHSA”) from May 1974 until her retirement in December 2009. NHSA provides neighborhood revitalization and homeownership opportunities to hundreds of communities around the country, by purchasing non-standard loans from affiliated community development organizations and their lending partners, and then selling notes backed by the loans and credit enhancements to socially responsive institutional investors. Ms. Widener has continued her career as a community investment consultant. Ms. Widener served as Chairman of the board of directors of the Federal Home Loan Bank of San Francisco for ten years ending in December 2003, serving as a director of the Bank for an additional six years prior to that time. She is a member of the boards of directors of Operation Hope, The First American Corporation and Social Compact, and a past director of the S. H. Cowell Foundation and the Downs Community Development Corporation. She is a member of the board of trustees for the National Housing Conference, and is a Trustee Emeritus of both the San Francisco Foundation and Partners for Livable Communities. Ms. Widener has an Honorary Doctor of Laws Degree from John F. Kennedy University. She is a member of our Audit Committee.

RONALD H. ZECH, 66, has been one of our directors since May 1998. He retired in 2005 as Chairman and Chief Executive Officer of GATX Corporation, a leading provider of lease financing and related services to customers operating rail, marine and other targeted assets. Mr. Zech was elected Chairman of GATX Corporation in April 1996, Chief Executive Officer in January 1996, and President in July 1994. Mr. Zech is also Chairman of the Board of McGrath RentCorp. He holds a B.S.E.E. degree in Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin. He is Vice Chair of our Compensation Committee and Vice Chair of our Governance and Nominating Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF PMI.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES.    Our corporate governance materials, including the Governance Guidelines, our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee, are published in the corporate governance section of our website under “investor relations” at www.pmi-us.com, and are available in print to any stockholder upon written request to the Secretary of the Company at PMI Plaza, 3003 Oak Road, Walnut Creek, CA 94597. Our Board and Board committees regularly review corporate governance developments and modify the Governance Guidelines, charters and practices as warranted. Any modifications are reflected on our website. Information contained on our website is not deemed incorporated into this Proxy Statement.

DIRECTOR INDEPENDENCE.    For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with PMI. The Board has established guidelines to assist it in determining director independence which are consistent with the independence requirements in the listing standards of the New York Stock Exchange (“NYSE”), on which the Common Stock of PMI is listed. The independence guidelines, which are set forth in the Governance Guidelines, include categorical standards of independence based upon what the Board considers to be immaterial relationships or transactions. Applying these guidelines, the Board determined that all eight current non-executive directors are independent: Carmine Guerro, Wayne E. Hedien, Louis G. Lower II, Raymond L. Ocampo Jr., John D. Roach, José H. Villarreal, Mary Lee Widener and Ronald Zech. Accordingly, the majority of the members of the Board of Directors are independent. In addition, former directors Mariann Byerwalter and Steven L. Scheid were determined to be independent during their service in 2009. All members of the Audit, Compensation and Governance and Nominating Committees of the Board are independent directors. Members of the Audit Committee satisfy additional SEC independence requirements.

In the process of the Board’s determinations regarding the independence of non-management directors, the Board considered that PMI, in the ordinary course of business, provides mortgage insurance coverage and receives mortgage insurance premiums with respect to residential mortgage loans originated or purchased by NHSA, for which Ms. Widener was a director, President and Chief Executive Officer until December 2009. In 2009, PMI received premiums on mortgage loans originated or purchased by NHSA in the aggregate amount of $150,747. A significant majority of such premiums received by PMI were collected from the mortgagors of the underlying mortgages and forwarded by NHSA to PMI. The aggregate amount received from NHSA represents less than 1% of each of PMI’s and NHSA’s 2009 fiscal year revenues. The Board of Directors determined that this relationship is not material to either PMI or Ms. Widener. The Board also considered donations totaling $95,000 that The PMI Foundation made in 2009 to two non-profit organizations for which Ms. Widener serves as a director. All of these relationships were immaterial under the Board’s guidelines and categorical standards of independence and, accordingly, the Board determined that they did not impair the independence of Ms. Widener.

CODES OF ETHICS.    All directors, officers and employees of PMI must act ethically at all times and in accordance with PMI’s Code of Business Conduct and Ethics. Our Code of Ethics for Senior Financial Officers contains additional obligations to provide full, fair, accurate, timely and understandable disclosure of financial information in our periodic SEC filings. These Codes and other related documents are published in the corporate governance section of our website under “investor relations” at www.pmi-us.com. These documents and the annual CEO certification regarding compliance with listing requirements that is submitted to the NYSE are available in print to any stockholder upon written request to the Secretary of the Company.

BOARD OF DIRECTORS.    The Board of Directors held 14 meetings during 2009. Pursuant to the Governance Guidelines, directors are expected to attend our annual stockholders’ meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board of Directors currently has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Investment and Finance Committee was disbanded in May 2009 and its responsibilities were re-allocated among the Board and its other committees. During 2009, each incumbent director attended at least 75% of the Board meetings and meetings of committees of which he or she was a member. All of the incumbent directors attended the 2009 annual meeting of stockholders. Non-employee directors meet in executive session without any management directors or employees present at regularly scheduled Board meetings. The Chair of the Governance and Nominating Committee, as the Presiding Director, presides at these meetings.

AUDIT COMMITTEE.    Our Board of Directors has a standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which defines such a committee as one with the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements, of the issuer. The Audit Committee consists of Carmine Guerro, Chair, John D. Roach, Vice Chair, Raymond L. Ocampo Jr. and Mary Lee Widener. The Audit Committee held nine meetings in 2009. Information regarding the functions performed by the Audit Committee is set forth in the Audit Committee Report, included in this Proxy Statement. The Board of Directors has determined that Messrs. Guerro and Roach are “audit committee financial experts” within the meaning of applicable SEC rules. The Audit Committee meets in executive session at regularly scheduled meetings.

COMPENSATION COMMITTEE.    The Compensation Committee consists of Louis G. Lower II, Chair, Ronald H. Zech, Vice Chair, Wayne E. Hedien and José H. Villarreal. Each Compensation Committee member is an outside director under Section 162(m) of the Internal Revenue Code (the “Code”) and a non-employee director under Rule 16b-3 under the Exchange Act. The Compensation Committee held five meetings in 2009 and regularly met in executive session. The Compensation Committee oversees PMI’s compensation and benefit programs, and sets the goals and establishes the elements of the executive compensation program, including setting base salary levels, annual incentive awards and long-term incentives. The Compensation Committee reviews and approves all compensation actions relating to the Chief Executive Officer (“CEO”), the other Named Executive Officers (“NEOs”), as defined below, and other members of senior management who either: (i) are subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Officers”); or (ii) have base salaries of at least $260,000 and have Company-wide authority. The Committee also approves equity awards to the Named Executive Officers and other Section 16 Officers. The Committee has authority, on behalf of the Board, to administer and amend our Bonus Incentive Plan, equity plans, officer deferred compensation plans, the retirement plans, Supplemental Employee Retirement Plan (the “SERP”) and other benefit programs. The Compensation Committee’s Report on executive compensation is included in this Proxy Statement following the Compensation Discussion and Analysis.

Professional Advisors and CEO Recommendations.    The Compensation Committee is authorized to, and periodically directly does, retain independent advisors as it deems necessary in carrying out its responsibilities. For several years, including for 2009 compensation, the Compensation Committee engaged Hewitt Associates, a professional compensation consulting firm (“Hewitt”), to provide recommendations and review executive pay from time to time. Hewitt was chosen by the Committee in light of its excellent reputation for rigorous analysis and independent advice, as well as its demonstrated subject-matter expertise. The Committee’s compensation consultant reports directly to the Committee, attends Committee meetings and serves at the pleasure of the Committee.

The Committee receives and takes into account the recommendations of the CEO regarding the performance and pay of his direct reports—the other executive officers. In setting the CEO’s compensation, the Committee discusses with the CEO its general compensation philosophy and the Company’s and the CEO’s performance and goals. The Board of Directors also evaluates the performance of the CEO annually against pre-established goals and priorities, and the Committee takes this assessment into account when setting the CEO’s compensation. The Committee does not discuss the CEO’s compensation with other members of management.

Committee Procedures.    The Committee receives tally sheets of total compensation for the NEOs at its regular meetings to understand how elements of the NEOs’ compensation sum up under different scenarios, including different employment termination scenarios. The Committee also regularly receives information and advice about competitive pay practices and other compensation and governance-related compensation issues. The Committee reviews the entire compensation program for each executive, including benefits, when it makes compensation decisions. On an annual basis, the Committee reviews the performance and compensation of each executive and awards incentive pay as applicable, makes equity awards, and sets the base pay, annual bonus and long-term incentive opportunities, and performance measures for the incentive plans.

Delegation of Authority.    Pursuant to the Committee’s charter, the Committee may delegate authority to approve executive compensation to subcommittees of one or more Committee members when desired and appropriate. While the Committee has delegated certain authority to administer the day-to-day ministerial operations of PMI’s equity and other compensation plans to management, the Committee has not delegated the authority to management to establish or amend the executive compensation programs or pay awards to executive officers. See also Compensation Discussion and Analysis—Equity Awards Practices below.

GOVERNANCE AND NOMINATING COMMITTEE.    The Governance and Nominating Committee consists of Wayne E. Hedien, Chair, Ronald H. Zech, Vice Chair, Carmine Guerro and Louis G. Lower II. The Governance and Nominating Committee held four formal meetings in 2009. The committee members (as well as other Board members) also confer frequently with management between formal meetings. The committee develops and monitors our corporate governance practices and procedures and monitors the responsibilities of Board members, in consultation with the Chairman of the Board. It also makes periodic reports to the Board of

Directors regarding our governance practices. The Governance and Nominating Committee assists the Board of Directors in its assessment of the Chief Executive Officer, and assists the Chairman in the annual self-assessment process for the Board of Directors. It advises the Board with respect to the size and composition of the Board and recommends prospective directors to assist in creating a balance of knowledge, experience and capability on the Board. The committee also makes recommendations to the Board regarding succession planning and director compensation and reviews potential related party transactions. In addition, the committee is responsible for making recommendations to the Board regarding the amount and timing of dividends, and, unless otherwise assumed by the Board, reviewing and making recommendations regarding the Company’s capital structure, investment portfolio matters and investment guidelines, and credit risk oversight and control.

Committee Procedures on Nomination of Director Candidates.    The Governance and Nominating Committee will consider all stockholder recommendations of candidates for the Board. Such recommendations should be sent to the Governance and Nominating Committee, c/o Corporate Secretary, The PMI Group, Inc., PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597, should include the candidate’s qualifications and other relevant biographical information, and should provide confirmation of the candidate’s consent to serve as a director. In addition to considering candidates suggested by stockholders, the Governance and Nominating Committee considers potential candidates recommended by current directors and others. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance and Nominating Committee determines whether the candidate meets minimum qualifications and possesses specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. The Governance and Nominating Committee presents its recommended nominees to the Board.

The Governance and Nominating Committee’s minimum qualifications and specific qualities and skills required for directors, and additional information on its procedures, are set forth in our Governance Guidelines. See Item 1: Election of Directors—Qualifications of our Nominees above. The Governance and Nominating Committee did not engage a third party consultant to identify potential candidates in 2009 or to date in 2010.

BOARD LEADERSHIP STRUCTURE.    Our Board is currently comprised of eight independent directors and one management director. Our Board leadership structure is currently comprised of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as Presiding Director, and strong, active independent directors. Mr. Smith serves as Chairman of the Board and Chief Executive Officer. Mr. Hedien, former Chairman and CEO of the Allstate Insurance Company, is the Board’s Presiding Director. We believe that PMI, like many U.S. companies, is well-served by this leadership structure.

Different board leadership structures may be appropriate for companies in different situations; no one leadership structure is suitable for all companies at all times. PMI’s Governance Guidelines allow the Board to determine the best leadership structure for the Company and its stockholders. We believe that our current leadership structure is optimal at this time because it demonstrates to our employees and external constituencies that PMI is under strong leadership, with a single person having primary responsibility for managing our operations. Because our Chief Executive Officer is closest to PMI’s business, he is in the position to lead most effectively and to communicate to the Board the critical matters affecting the Company. Having a single leader for both the Company and the Board also eliminates the potential for confusion or duplication of efforts.

Our Governance Guidelines and governance practices combined with the strength of our independent directors minimize potential conflicts that could arise from combining the roles of the Chairman and CEO. Because the positions of Chairman of the Board and CEO are held by the same person, the Governance Guidelines provide that the chair of the Governance and Nominating Committee, an independent director, serve as Presiding Director. The responsibilities of the Presiding Director, currently Mr. Hedien, include: presiding at the executive sessions of the non-management directors, which are held in conjunction with regularly scheduled Board meetings and at other times as determined by the Presiding Director; communicating to the Chief Executive Officer the views of the non-management directors expressed during executive sessions with respect to corporate and Board matters; and reviewing and discussing with the Chief Executive Officer the agendas for Board and committee meetings. We believe that the role of the Presiding Director, along with the number of independent and experienced directors that make up our Board, benefit PMI and its stockholders.

Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. As part of this self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for PMI and its stockholders. The Board believes there is a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by the non-employee directors, the entirely independent Board committees and the Presiding Director. Our Governance Guidelines provide the Board with the flexibility to modify or continue our leadership structure in the future, as appropriate.

RISK OVERSIGHT.    It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board is responsible for risk oversight with a focus on the processes established to report and monitor the most significant risks facing the Company. Throughout the year, the Board, and the committees to which it has delegated responsibility, dedicate significant portions of their meetings to review and discuss risk-related matters in detail. The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

•

The Audit Committee oversees risks related to PMI’s financial statements, the financial reporting process (including disclosure controls and procedures), and accounting and legal compliance matters. The Audit Committee oversees the external and internal audit functions (and reviews at least annually the structure, scope and methodology of the internal audit process) and the Company’s ethics and compliance programs, including the codes of business conduct and ethics. The Audit Committee regularly receives reports from, among others, PMI’s Chief Financial Officer, the General Counsel, the Chief Compliance Officer, and the external and internal auditors.

•

In connection with establishing and monitoring PMI’s executive compensation programs, the Compensation Committee assesses the nature and acceptability of risks to the Company that employees could be encouraged to take by PMI’s compensation programs. In assessing such risks, the Committee receives reports from, and consults with, PMI’s Chief Risk Officer and its independent compensation consultant.

•

The Governance and Nominating Committee oversees risks related to PMI’s governance structure, succession planning, related-person transactions, and, except to the extent assumed by the full Board, the Company’s investment portfolio, investment policies and the insurance portfolios of the Company.

Each of the above committees regularly provides reports of its activities and conclusions to the full Board for discussion. The Board as a whole met 14 times in 2009 and regularly received insurance portfolio, financial, legal and regulatory reports. The Board also reviews major legislative and regulatory developments that could materially impact PMI.

The Board’s risk oversight builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning; executive development and evaluation; regulatory and legal compliance; financial reporting; and information technology and security. The Chief Executive Officer and other members of senior management, including the Chief Risk Officer, Chief Financial Officer and General Counsel, regularly provide reports directly to the Board at Board meetings.

COMMUNICATING WITH THE BOARD OF DIRECTORS.    The Board of Directors welcomes communications from stockholders and other interested parties. Third parties may communicate with the Board, its committees, or any individual director by writing to the director(s) at the address of our headquarters, in care of our General Counsel, calling (866) 525-5213, or sending an email to directors@pmigroup.com. All such communications will be received by the General Counsel. The General Counsel will review the communications and, if appropriate, will forward them to the appropriate committee or director as soon as possible.

Communications that are clearly irrelevant to the duties and responsibilities of the Board, such as the following, are not reported to the Board: spam, junk mail and mass mailings, resumés or other forms of job inquiries, opinion surveys and polls, and business solicitations or advertisements. Complaints relating to PMI’s accounting, internal accounting controls or auditing matters will be reviewed under Audit Committee direction. Other concerns will be referred to the Presiding Director when so addressed, or to the appropriate committee of the Board of Directors.

DIRECTORS’ COMPENSATION AND BENEFITS

Directors who are employees of PMI or its subsidiaries do not receive additional compensation for their services as directors. Annual cash retainer fees for non-employee directors during 2009 are set forth in the following table. Annual retainer fees are paid in quarterly installments.

2009 Non-Employee Director Annual Cash Retainer Fees
Board Members	$60,000
Chair of the Audit Committee	$15,000
Each Chair of the Compensation and Governance and Nominating Committees	$10,000
Presiding Director	$15,000
Members of the Audit Committee	$15,000
Members of the Compensation and Governance and Nominating Committees	$10,000

Non-management members of the Investment and Finance Committee, which was disbanded in May 2009, received a quarterly retainer of $2,500 and its chair received a quarterly retainer of an additional $2,500.

Non-employee directors also receive quarterly, non-discretionary stock unit grants pursuant to the PMI Amended and Restated Equity Incentive Plan (“Equity Plan”) consisting of that number of stock units which, when multiplied by the fair market value (determined by the closing market price) of a share of our Common Stock on the date of the award, equals $4,000, with a limit of 2,500 stock units per director per quarter. Pursuant to the terms of the Equity Plan, the grants are made the first business day on or after the fifteenth day of each January, April, July and October. The stock units, which accrue dividends expressed in stock units when dividends (if any) are paid on PMI Common Stock, vest upon the earlier of cessation of Board service due to retirement, death, disability, resignation or non-reelection to the Board, or the fifth anniversary of the award date. Upon vesting, the units are paid in whole shares of Common Stock, on the basis of one share for each stock unit, with the balance, if any, in cash. In addition, in order to encourage long-term ownership of PMI Common Stock, a non-employee director may elect to defer the payout of his or her stock units in accordance with the terms of the Equity Plan and the rules established by the Plan’s administrator.

Pursuant to the Non-Employee Director Phantom Stock Plan, quarterly grants of phantom stock are automatically issued to each non-employee director on the same days that the above stock units are issued. Each grant consists of that number of shares of phantom stock which, when multiplied by the fair market value of a share of our Common Stock on the date of the award, equals $8,500, plus the dollar value of any shortfall below $4,000 in the value of stock units granted on that date due to the 2,500-unit cap described above. The phantom stock vests upon the earlier of five years from the award date or cessation of Board service for any reason. On any date, each share of phantom stock has a value equal to the fair market value of our Common Stock on that date. The phantom stock, which accrues dividend equivalents when dividends are paid on PMI Common Stock, is payable in a single, lump sum cash payment upon vesting.

Under PMI’s 2005 Directors’ Deferred Compensation Plan (which also refers to its predecessor plan) (“DDCP”), each non-employee director may defer receipt of his or her retainer fees. The minimum permitted deferral is $5,000. All amounts deferred are deemed to be invested in phantom shares of our Common Stock. On any date, the value of each share of phantom stock will equal the fair market value of a share of our Common Stock, including reinvestment of any dividends. The deferred amounts generally are payable at the time elected by the director, subject to certain exceptions, in accordance with the terms of the DDCP. The deferred amounts generally are payable in the form of a lump sum cash payment or a fixed number of annual cash installment payments (not to exceed ten) as elected by the director.

All directors have entered into indemnification agreements with the Company pursuant to which the Company is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. The Company also provides directors’ and officers’ liability insurance for its directors and officers. Directors are also reimbursed for reasonable expenses relating to their attendance at Board and committee meetings and one annual director education program.

The following table provides information about compensation earned by our directors in 2009.

2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Unit Awards ($)[1]	Phantom Stock Awards ($)[1]	Option Awards ($)[2]	All Other Compensation ($)	Total ($)
Mariann Byerwalter (former director)	$18,750	$4,000	$8,500	$—	$—	$31,250
Carmine Guerro	107,501	13,725	36,275	—	—	157,500
Wayne E. Hedien	113,627	13,725	36,275	—	—	163,626
Louis G. Lower II	97,501	13,725	36,275	—	—	147,500
Raymond L. Ocampo Jr.	81,691	13,725	36,275	—	—	131,690
John D. Roach	85,946	13,725	36,275	—	—	135,945
Steven L. Scheid (former director)	35,530	4,000	8,500	—	—	48,029
José H. Villarreal	85,945	13,725	36,275	—	—	135,945
Mary Lee Widener	87,501	13,725	36,275	—	—	137,500
Ronald H. Zech	87,501	13,725	36,275	—	—	137,500

[1]

These columns represent the aggregate grant date fair value for director stock units and shares of phantom stock granted in 2009, determined in accordance with Financial Accounting Standards Board ASC Topic 718 (“FASB 718”). The amounts in these columns do not correspond to the actual value that will be recognized by the director. Each director serving at the date of grant received the following directors’ stock unit and phantom stock awards in 2009:

Grant Date	Number of Units	Aggregate Grant Date Fair Value (in Accordance with FASB 718)	Number of Shares of Phantom Stock	Aggregate Grant Date Fair Value
January 15, 2009	2,210	$4,000	4,696	$8,500
April 15, 2009	2,500	$1,725	15,616	$10,775
July 15, 2009	2,235	$4,000	4,749	$8,500
October 15, 2009	1,058	$4,000	2,248	$8,500

Each director listed above held 50,829 directors’ stock units and 27,309 shares of phantom stock at December 31, 2009, with the exception of Ms. Byerwalter and Mr. Scheid, who resigned March 16 and February 16, 2009, respectively, each holding 46,131 units and 4,696 shares of phantom stock which were settled as of the dates of their resignations; and Mr. Villarreal who was elected in May 2005 and held 49,681 stock units and 27,309 shares of phantom stock at year end.

[2]

The following current directors held options to purchase the indicated numbers of shares of PMI Common Stock at December 31, 2009: Mr. Guerro—8,125, Mr. Hedien—26,250, Mr. Lower—23,250, Mr. Ocampo—26,250, Mr. Roach—26,250, Ms. Widener—22,250 and Mr. Zech—26,250. All such options had exercise prices in excess of the closing market price of our Common Stock at December 31, 2009, $2.52 per share.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2010, unless otherwise noted, certain stock ownership information regarding: (a) all stockholders known by PMI to be the beneficial owners of five percent or more of our Common Stock, (b) each nominee and current director of PMI, (c) each Named Executive Officer listed in the Summary Compensation Table in this Proxy Statement, and (d) all directors, director nominees and executive officers of PMI as a group. For purposes of this table, a beneficial owner is generally any person or entity that directly, indirectly or through a family relationship has or shares the power to vote or direct the vote of the shares, has the power to trade or dispose of the shares, or has the right to acquire the ownership of any shares at any time on or within 60 days after March 8, 2010 through the exercise of any option, warrant, right or convertible security.

Common Stock Beneficially Owned1

Beneficial Owner	Number of Shares	Percentage of Class (%)
Principal Stockholders
Old Republic International Corporation[2] 307 North Michigan Avenue Chicago, IL 60601	9,189,000	11.1%

FMR LLC[3] 82 Devonshire Street Boston, Massachusetts 02109	8,925,000	10.8%

First Manhattan Co.[4] 437 Madison Avenue New York, NY 10022	5,389,718	6.5%

Fir Tree Value Master Fund, L.P.[5] c/o Admiral Administration Ltd. Admiral Financial Center, 5th Floor 90 Fort Street, Box 32021 SMB Grand Cayman, Cayman Islands	5,237,500	6.3%

BlackRock, Inc.[6] 40 East 52nd Street New York, NY 10022	4,357,110	5.3%

Directors and Nominees
Carmine Guerro[7]	66,405	*
Wayne E. Hedien[8]	102,360	*
Louis G. Lower II9	79,010	*
Raymond L. Ocampo Jr.[10]	87,810	*
John D. Roach[11]	87,760	*
L. Stephen Smith (and CEO)[12]	1,042,990	1.2%
José H. Villarreal[13]	51,300	*
Mary Lee Widener[14]	78,587	*
Ronald H. Zech[15]	84,710	*

Other Named Executive Officers
Donald P. Lofe, Jr.[16]	373,089	*
David H. Katkov[17]	342,954	*
Lloyd A. Porter[18]	293,150	*
Joanne M. Berkowitz[19]	248,946	*

All Directors, Nominees and Executive Officers as a Group
(14 persons including those named above)[20]	2,939,071	3.4%

*	Less than 1%

[1]

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PMI believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 82,748,366 shares of our Common Stock outstanding as of March 8, 2010. Shares subject to options exercisable, and stock units vested, on March 8, 2010 or within 60 days thereafter are deemed outstanding for computing the percentage ownership of the person holding such options and/or stock units.

[2]

Based on Amendment No. 2 to Schedule 13G filed with the SEC on January 27, 2010, Old Republic International Corporation on behalf of itself and seven subsidiaries beneficially owned 9,189,000 shares, holding shared voting and dispositive powers as to all such shares.

[3]

Based on Amendment No. 8 to Schedule 13G filed with the SEC on February 16, 2010, FMR LLC on behalf of itself and three other reporting persons (“FMR”) beneficially owned 8,925,000 shares, holding sole dispositive power as to all such shares. According to the filing, FMR had no voting power over such shares.

[4]

Based on Schedule 13G filed with the SEC on February 16, 2010 on behalf of itself and two subsidiaries, First Manhattan Co. beneficially owned 5,389,718 shares, with sole voting and dispositive powers as to 238,399 such shares, shared voting power as to 4,705,576 such shares and shared dispositive powers over 5,151,319 such shares.

[5]

Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2010 on behalf of itself and three affiliated companies, Fir Tree Value Master Fund, L.P., beneficially owned 5,237,500 shares, with shared voting and dispositive power as to all such shares.

[6]

Based on Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. (successor to Barclays Global Investors, NA) on behalf of itself and four affiliated companies beneficially owned 4,357,110 shares, holding sole voting and dispositive power as to all such shares.

[7]

Guerro. Includes 6,367 shares, 51,913 stock units granted to non-employee directors under the Equity Plan and options to purchase 8,125 shares of Common Stock exercisable on or within 60 days after March 8, 2010. Does not include 1,272 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan. Also does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[8]

Hedien. Includes 24,197 shares, 51,913 stock units granted to non-employee directors under the Equity Plan and options to purchase 26,250 shares of Common Stock exercisable on or within 60 days after March 8, 2010. Does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[9]

Lower II. Includes 3,847 shares, 51,913 stock units granted to non-employee directors under the Equity Plan and options to purchase 23,250 shares of Common Stock exercisable on or within 60 days after March 8, 2010. Does not include 32,764 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan. Also does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[10]

Ocampo Jr. Includes 9,647 shares, 51,913 stock units granted to non-employee directors under the Equity Plan and options to purchase 26,250 shares of Common Stock exercisable on or within 60 days after March 8, 2010. Does not include 8,812 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan. Also does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[11]

Roach. Includes 9,597 shares, 51,913 stock units granted to non-employee directors under the Equity Plan and options to purchase 26,250 shares of Common Stock exercisable on or within 60 days after March 8,

2010. Of the shares held, 6,704 shares are available to be pledged to secure a line of credit in the event that the line is utilized. Does not include 35,417 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan. Also does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[12]

Smith. Includes 2,500 shares held directly; 98,345 shares held by a family trust of which Mr. Smith and his wife are co-trustees and beneficiaries; options to purchase 870,615 shares of Common Stock exercisable, and 70,233 restricted stock units vesting, on or within 60 days after March 8, 2010 that were granted under the Equity Plan; and 1,297 shares of Common Stock deemed owned under the 401(k) Plan. Does not include 58,485 shares of Common Stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[13]

Villarreal. Includes 51,300 stock units granted to non-employee directors under the Equity Plan. Does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[14]

Widener. Includes 4,424 shares held directly, of which 375 shares are held by a partnership of which she and a family member are partners, 51,913 stock units granted to non-employee directors under the Equity Plan and options to purchase 22,250 shares of Common Stock exercisable on or within 60 days after March 8, 2010. Does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[15]

Zech. Includes 6,547 shares, 51,913 stock units granted to non-employee directors under the Equity Plan and options to purchase 26,250 shares of Common Stock exercisable on or within 60 days after March 8, 2010. Does not include 13,251 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan. Also does not include 30,750 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[16]

Lofe. Includes 34,679 shares; options to purchase 310,441 shares of Common Stock exercisable, and 27,333 restricted stock units vesting, on or within 60 days after March 8, 2010 that were granted under the Equity Plan; and 636 shares of Common Stock deemed owned under the 401(k) Plan. Does not include 122,716 shares of Common Stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[17]

Katkov. Includes 22,101 shares; 1,554 shares held by a family trust of which Mr. Katkov and his wife are trustees and beneficiaries; options to purchase 289,966 shares of Common Stock exercisable, and 27,733 restricted stock units vesting, on or within 60 days after March 8, 2010 that were granted under the Equity Plan; and 1,600 shares held by a QTIP trust for which Mr. Katkov is a co-executor.

[18]

Porter. Includes 20,529 shares; 4,986 shares held by a family trust of which Mr. Porter and his wife are trustees and beneficiaries; options to purchase 247,166 shares of Common Stock exercisable, and 19,833 restricted stock units vesting, on or within 60 days after March 8, 2010 that were granted under the Equity Plan; and 636 shares of Common Stock deemed owned under the 401(k) Plan.

[19]

Berkowitz. Includes 4,074 shares; options to purchase 168,507 shares of Common Stock exercisable, and 19,333 restricted stock units vesting, on or within 60 days after March 8, 2010 that were granted under the Equity Plan; and 202 shares of Common Stock deemed owned under the 401(k) Plan by each of Ms. Berkowitz and her spouse. Also includes 1,752 shares; and options to purchase 48,876 shares exercisable and 6,000 restricted stock units vesting, on or within 60 days after March 8, 2010 that are held by her spouse.

[20]

See notes 7 through 19 above. Includes 6,133 shares; options to purchase 63,966 shares of Common Stock exercisable, and 14,333 restricted stock units vesting, on or within 60 days after March 8, 2010 that were granted under the Equity Plan; and 419 shares of Common Stock deemed owned under the 401(k) Plan by PMI’s one additional executive officer that is not required to be individually included in the table above. Does not include 6,517 shares of Common Stock equivalents arising from such officer’s election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations thereunder require our directors, executive officers and certain persons who own ten percent or more of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and to furnish PMI with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of these Forms 3, 4 and 5 reports received by PMI, and certain written representations received from our directors and executive officers, PMI believes that all reports required to be filed under Section 16(a) were filed on a timely basis in 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Below we discuss our compensation program for the executives listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”). We explain the philosophy, goals and elements of our executive compensation program, and the decisions made for 2009 that are reflected in the executive compensation tables and accompanying narratives.

We determined the Named Executive Officers in accordance with SEC rules and include our principal executive officer, principal financial officer and our three other most highly compensated executive officers in 2009. For 2009, our Named Executive Officers were:

•	Mr. Smith, Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer;

•	Mr. Lofe, Executive Vice President, Chief Financial Officer and Chief Administrative Officer;

•	Mr. Katkov, Executive Vice President and Chief Business Officer;

•	Mr. Porter, Executive Vice President and Chief Risk Officer; and

•	Ms. Berkowitz, Executive Vice President and Chief Insurance Operations Officer.

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for setting the compensation of our executive officers. The Committee’s particular responsibilities and processes are described under Corporate Governance—Compensation Committee, above. In addition to its long-standing philosophy and objectives, the Committee’s decisions in and for 2009 were shaped by two central factors:

•

The negative effects of declining home prices, increasing unemployment and higher mortgage loan default rates on PMI’s financial condition, results of operations and common share price performance; and

•	The imperative that PMI pursue initiatives to strengthen the Company’s financial condition during this challenging period.

In response to these factors, the Committee’s 2009 executive compensation program:

•

Reflected PMI’s financial results in 2008, the capital and liquidity constraints facing the Company and the reduced market capitalization of the Company. For example, the Committee did not increase any NEO’s salary in 2009. In addition, the Committee substantially revised the Compensation Peer Group for benchmarking purposes to more closely align the Peer Group with the Company’s current size and condition; and

•

Motivated the executive team to pursue critical initiatives. Consistent with its practice of placing a significant component of compensation at risk, in 2009 the Committee designed its short- and long-term incentive plans to motivate management to achieve key initiatives, particularly related to the enhancement of PMI’s capital and liquidity. The Committee designed the 2009 annual incentive plan to focus management on, among other things, raising new capital, generating internal capital, securing holding company liquidity, loss mitigation and ensuring a high quality of new insurance written. Similarly, the Committee designed a long-term incentive plan that included equity grants and performance-based cash awards that are contingent upon successful capital and liquidity management and a return to profitability during 2009 through 2011; and

•

Reflected the partial, but significant, success of the executive team with respect to liquidity, capital and capital relief initiatives. While the capital markets remained inaccessible to PMI during 2009, and the 2006-2008 insurance portfolios continued to generate significant losses, PMI’s management team successfully completed a number of initiatives that enhanced its liquidity and the statutory financial condition of its U.S. mortgage insurance operations. Such initiatives included the:

•	Amendment of the Company’s credit facility to remove or modify key financial covenants and retain access to such facility in the amount of $125 million;

•	Restructure of modified pool mortgage insurance policies, resulting in discounted accelerated payment of claims, reductions in loss reserves and ultimate losses, and increases in statutory capital;

•	Contribution by PMI of the stock of one of its subsidiaries to our primary mortgage insurance subsidiary, thereby increasing its statutory capital; and

•	Execution of reinsurance agreements with affiliated companies that enabled our primary mortgage insurance subsidiary to increase its statutory capital.

While these initiatives did not alleviate PMI’s need for additional capital, they bolstered PMI’s liquidity and provided important statutory capital relief to our primary mortgage insurance subsidiary. As a result of these and other initiatives, our mortgage insurance subsidiary could continue to write mortgage insurance in all states throughout 2009. Given the severe and challenging environment, these initiatives represented significant management achievement that was recognized by the annual incentive awards for 2009. (See the column entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.)

What is PMI’s Compensation Philosophy? What are the Objectives of Our Executive Compensation Program?

COMPENSATION PHILOSOPHY.    The Committee’s guiding philosophy is to provide executive compensation that attracts, motivates and retains highly talented executives who are critical to the creation of long-term shareholder value. The Committee believes that a compensation program should not only be attractive enough to induce quality leaders to join and stay with the Company, but should also motivate and reward the kind of results that will help the Company achieve its goals. Pay decisions are made at PMI in the context and with the realization that pay is only one reason that someone stays with or joins an organization and works productively and creatively. The other reasons include having one’s talents utilized to the fullest, having satisfying job challenges and being in the company of talented and collaborative people who share common values.

COMPENSATION OBJECTIVES.    Specifically, the objectives of our executive compensation program are to:

1.	Offer a total compensation package that is competitive in the markets in which we compete for executive talent while being mindful of PMI’s current financial condition;

2.	Motivate our executives to achieve important corporate goals; and

3.	Align the interests of PMI’s executive team with those of PMI’s stockholders.

The Committee’s decisions with respect to both compensation program design and particular compensation awards are made in light of the above-described philosophy and goals. The Committee awards compensation to the executive officers in a manner, and at a level, that it believes will further one or more of the three significant compensation objectives described above. The Committee regularly reviews the Company’s compensation program to ensure that each aspect of the program is, in fact, continuing to advance the Company’s compensation objectives. These objectives are described further below.

1. Competitive Factors

In order to recruit and retain talented executives, the Committee believes that our compensation practices must be competitive with those of other employers with which PMI competes for talent. Accordingly, as part of its compensation decision-making process, the Committee reviews comparative compensation information derived from a peer group of companies (the “Compensation Peer Group”). PMI’s competitors for executive talent are not necessarily the same companies that would be included in an industry index established to compare stockholder returns because PMI requires skills and perspectives from a broader range of backgrounds. In addition, there are few companies that are pure peers of PMI with respect to both business mix and size. In selecting members of the Compensation Peer Group for 2009, the Committee consulted with Hewitt Associates, the Committee’s compensation consultant during 2009, and reviewed numerous factors, such as the potential peers’ business mix, market capitalization, revenue levels, net income and executive positions.

The Committee, in consultation with its compensation consultant, reviews the Compensation Peer Group annually to ensure that its component companies are suitable. The Compensation Peer Group selected each year typically includes publicly reporting, diversified insurance and financial services companies similar in scope, size, and/or strategic orientation to PMI.

The 2009 Compensation Peer Group selected by the Committee differed markedly from the peer group selected for 2007 and 2008. The 2009 Compensation Peer Group reflected the elimination of eight companies and the addition of 13 companies. In selecting the 2009 Compensation Peer Group, the Committee considered, among other factors, PMI’s focus on its core business and its reduced market capitalization. The 2009 Compensation Peer Group was comprised of:

• Alleghany Corporation	• The Navigators Group, Inc.
• Assured Guaranty Ltd.	• Old Republic International Corporation
• Astoria Financial Corporation	• People’s United Financial, Inc.
• Cincinnati Financial Corporation	• Radian Group Inc.
• Erie Indemnity Company	• RLI Corp.
• Guaranty Financial Group Inc.	• Safety Insurance Group, Inc.
• Harleysville Group Inc.	• Selective Insurance Group, Inc.
• HCC Insurance Holdings, Inc.	• Washington Federal, Inc.
• LandAmerica Financial Group, Inc.	• Zenith National Insurance Corp.
• MGIC Investment Corporation

The Committee determined that the Compensation Peer Group provided appropriate benchmarks for PMI’s executive compensation program.

Generallly, the Committee targets the total executive compensation opportunity at between the 50 th and 75th percentiles of the Compensation Peer Group. The Committee believes that this level of compensation is necessary and appropriate to attract, recruit and retain highly qualified executives who are capable of making significant contributions to the Company’s success. This benchmark, however, is but one factor the Committee considers in setting PMI’s executive compensation. Other factors include circumstances particular to PMI, which, in 2009, included its recent performance and financial condition.

2. Pay for Performance

PMI pays for, and rewards, performance. At the executive level, this means that nearly all aspects of our compensation program are designed to reward attainment of corporate goals, while recognizing individual excellence. Accordingly, the Committee’s compensation decisions are driven by both PMI’s performance and the Committee’s assessment of each executive officer’s performance. Stellar individual performance that has not resulted in collective achievement is not the primary goal and, therefore, our executive compensation program metrics are not based primarily on individual achievement. Rather, a significant portion of executive compensation is contingent upon the fulfillment of PMI’s short- and long-term financial and other corporate objectives, including the creation of shareholder value.

The Committee has the authority to take into account the performance of each executive along with other factors, either in considering whether to limit awards under our shareholder-approved Bonus Incentive Plan (the “Bonus Plan”), a plan qualified under Internal Revenue Code Section 162(m) (“Section 162(m)”), or in making discretionary awards outside of the Bonus Plan. In assessing the performance of individual executives other than the Chief Executive Officer, the Committee receives and evaluates reports on the executives provided by the Chief Executive Officer, as well as other sources of information. While the Committee frequently takes into consideration the recommendations of the Chief Executive Officer with respect to the other Named Executive Officers, the Committee is not obligated to follow his recommendations and may instead reward the NEOs for their performance as it determines is appropriate. In evaluating the CEO’s performance, the Committee takes into account the annual assessment of the performance of the Chief Executive Officer that is provided by the Governance and Nominating Committee, as well as other factors deemed relevant by the Committee

3. Aligning Interests of Executives with PMI’s Stockholders

PMI’s compensation program is designed to motivate executives to achieve excellent results in a manner that builds long-term shareholder value. The Committee includes a significant equity component in the total compensation of our executives to align their interests with PMI’s long-term financial goals and the interests of our stockholders. The Committee also believes that the multi-year vesting of stock-based awards furthers the goal of executive retention. As described below, the equity component has been limited by a reduced number of shares available under PMI’s Amended and Restated Equity Incentive Plan (the “Equity Plan”).

What are the Elements of Our Executive Compensation Program? What Actions Did the Committee Take with Respect to the Program for 2009?

The objectives described above are supported by the three major elements of our compensation program: base salaries, annual performance-based incentive opportunities and the potential for long-term rewards. The Committee selected these three pay elements, described in further detail below, because it believes that they maximize the Company’s ability to retain, motivate and attract the talent that can lead the Company, taking into account the particular circumstances of PMI, including, but not limited to, its financial condition. The Committee believes that the mix of at-risk and fixed pay, and the performance metrics chosen for the annual and long-term incentive plans, do not reward executives for taking unnecessary or excessive risks that could threaten the value of the Company. In addition to base salaries, annual performance-based incentive opportunities and long-term rewards, the Company also provides its executives with health, life and disability benefits, retirement benefits and savings programs, change of control and indemnification agreements, and certain other perquisites.

In 2009, the Committee evaluated the appropriateness of each executive officer’s entire compensation package in addition to its evaluation of each element of compensation. In order to conduct this evaluation, the Committee, among other things, regularly reviewed and discussed tally sheets of each executive officer’s compensation. The tally sheets include:

•	a three-year history of cash compensation, equity awards and option exercises;

•	outstanding shares and equity incentives held by the executive;

•	performance against stock ownership guidelines;

•	estimated retirement benefits;

•	the balance of any non-qualified deferred compensation account; and

•	the total amount payable upon a change of control accompanied by an adverse change in employment.

The Committee also takes into account internal parity among the NEOs, including the ratio of the total pay of the Chief Executive Officer to that of the other NEOs. In consultation with the compensation consultant, the Committee has determined that the executive pay differentials at PMI are appropriate based upon the responsibilities of the positions and are consistent with those of the Compensation Peer Group. The amounts and types of compensation paid or awarded for 2009 to each of our Named Executive Officers are set forth below in the compensation tables and accompanying narratives.

After considering all relevant data, the Committee determined that the total compensation package for each NEO for 2009 met the Committee’s compensation objectives described above. The factors supporting this determination include:

•

The total target compensation opportunity for each NEO for 2009 was within the third quartile of total pay of the Compensation Peer Group. Because the significant majority of executive pay is at-risk, the target opportunity does not necessarily equate to total compensation paid. While in any given year, one or more components of pay may be targeted at a higher or lower benchmark percentile than the Compensation Peer Group, the Committee believes that the total target compensation opportunity should generally lie between the 50th and 75th percentiles of the Compensation Peer Group. In setting such total target compensation levels for the Named Executive Officers, the Committee considers that the actual compensation amounts paid to such individuals may be higher or lower than the targeted amounts, based on both actual performance of the executive and the Company in the relevant year.

•

Given the balance of salaries, short- and long-term incentive opportunities set in 2009, a majority of the total compensation target opportunity was performance-based. For example, the total mix of the 2009 compensation opportunity for Mr. Smith, our Chief Executive Officer, was as follows:

•	The executive compensation program for 2009 as a whole was prudent in light of PMI’s recent financial results and current financial condition.

As discussed below, the Committee believes that each of the particular elements of compensation, as well as their relative mix, fulfill the objectives of the Committee that the compensation be competitive, have a high portion of at-risk pay, and create alignment with shareholders’ interests.

BASE SALARIES.    The Committee believes that salaries are a necessary part of any compensation program and that paying reasonable salaries is critical to attracting and retaining highly qualified executives.

2009 Salaries.    Based largely upon PMI’s 2008 financial results and financial condition, the Committee did not increase the salary of any NEO for 2009. The 2009 salaries set forth in the Summary Compensation Table below were consistent with the Committee’s view that salary not be a large percentage of total potential compensation and should generally be between the 50th and 75th percentile level among companies included in the Compensation Peer Group as reconstituted for 2009. Although the Committee did not increase salary levels over 2008, the Committee was satisfied that each of the NEO’s 2009 salaries (a) was within the appropriate competitive range in light of each of their positions, experience, responsibilities, tenure and performance; and (b) achieved the Committee’s goals of attracting and retaining talented executives while ensuring that a significant percentage of total potential compensation remains subject to the achievement of PMI’s corporate goals and financial targets.

PERFORMANCE-BASED INCENTIVES.    In connection with the annual and long-term performance-based incentive components of PMI’s executive compensation program, the Committee annually reviews a variety of incentive vehicles—including both cash and equity—to determine the most appropriate vehicles to motivate performance of the Company’s executives and satisfy the Committee’s other objectives. The Committee also reviews potential performance criteria to ensure that they would not encourage PMI’s executives to take unnecessary or excessive risks that could threaten the value of PMI. In 2009, the Committee met in executive session with PMI’s Chief Risk Officer to discuss the Company’s performance-based compensation and the performance criteria being utilized, and confirmed that they would not encourage PMI’s executives to take such risks. See Compensation Risk Assessment below.

ANNUAL INCENTIVES.    One performance-based component of PMI’s compensation program is PMI’s annual cash incentive program. (See the description of PMI’s annual incentive program and plan accompanying the Summary Compensation Table and the Grants of Plan-Based Awards in 2009 table below.) The Committee believes that annual incentives further the goal of tying a significant portion of compensation to PMI’s achievement of its strategic annual goals and provide a means by which to reward superior performance. The Committee also believes that annual incentive opportunities are necessary to attract and retain talented and experienced executives. Further, annual incentive awards are designed to focus management on financial measures and corporate initiatives that promote shareholder value and, accordingly, are tied to PMI’s performance and key initiatives. Where financial measures have not been met or corporate initiatives have not been successful, annual incentive payments are either not awarded or are awarded at levels that are below targeted amounts. For example, for the 2007 performance period, three of the six executive officers who were the Company’s Named Executive Officers received no annual cash incentive payments, and the other three received amounts that were below their targeted amounts. Additionally, for the 2008 performance period, achievement of the relevant performance metrics for the annual cash incentive awards was 55% of target and awards were determined in accordance such achievement, except that: (a) the Chief Executive Officer recommended, and the Committee accepted the recommendation, that he not receive a payment for his annual cash incentive award; and (b) one-half of the annual cash incentive awards for the other NEOs were subject to substantial vesting requirements prior to actual payment of the awards.

To assist the Committee in deciding whether, and to what extent, to pay bonuses, the Committee annually sets and reviews Company performance criteria (the “Company criteria”) and sets threshold, target and maximum opportunities for each executive. In selecting the Company criteria, the Committee considers, among other things, the strategic goals of the Company, corporate financial projections, and the likelihood of criteria to motivate management to achieve corporate financial and strategic targets. Prior to selecting the Company criteria, the Committee engages in discussions with the Chief Executive Officer, Chief Risk Officer, other executive officers, other members of the Board of Directors and the compensation consultant. It is the goal of the Committee to establish Company criteria that are not easily achieved and that support PMI’s key business objectives and shareholder value creation.

2009 Annual Bonus Incentive Targets, Performance Measures and Results.    In February 2009, the Committee established the following percentages of base salary as bonus targets for the NEOs:

Name	Threshold	Target	Maximum
Mr. Smith	60%	150%	240%
Mr. Lofe	46%	115%	184%
Mr. Katkov	46%	115%	184%
Mr. Porter	40%	100%	160%
Ms. Berkowitz	40%	100%	160%

These bonus targets were set by the Committee in the context of setting total target compensation levels in the third quartile of the Compensation Peer Group. These bonus targets are intended to offset the limited long-term equity incentive opportunities for 2009 and to emphasize the importance of executing on short-term initiatives. The entire annual bonus award was contingent on satisfying the performance objectives below. The target incentive opportunities in dollars for NEOs under the Bonus Plan are set forth under Estimated Possible Payouts Under Non-Equity Incentive Plan Awards in the table below entitled Grants of Plan-Based Awards in 2009.

In February 2009, the Committee also set the Company criteria for the Bonus Plan. The Committee designed the Company criteria, set forth in the table below, to motivate our executive officers to achieve key strategic financial, capital management and underwriting goals. The Committee considered each selected metric central to the enhancement of the Company’s financial condition. The Company criteria established by the Committee for review when determining whether, and to what extent, to award bonuses for 2009 to each of the NEOs were:

Company Criteria	Threshold	Target	Maximum	Results
Capital and Liquidity Management (weighted 30%)[1]	Ensure utilization capability of at least $100 million under the bank credit facility throughout 2009	Ensure utilization capability of at least $100 million under the bank credit facility throughout 2009 and raise capital or obtain capital relief of at least $200 million	Ensure utilization capability of at least $100 million under the bank credit facility throughout 2009 and raise capital or obtain capital relief of more than $300 million	Maximum: $125 million under the credit facility $599 million capital relief

U.S. Mortgage Insurance Incurred Losses (weighted 30%)	Below $1.5 billion	$1.32 billion or below	Below $1.20 billion	Threshold Not Met: $1.74 billion

Expense Management (weighted 20%)[2]	U.S. MI expenses within 103% of Board-approved plan	U.S. MI expenses at plan or below	U.S. MI expenses are 97% of plan or below	Maximum: 90%

Quality of New Insurance Written (“NIW”)—Average PMI AURA Score (Automated Underwriting Risk Analysis—a propriety credit risk score) (weighted 20%)	Score below 150	Score below 120	Score below 90	Maximum: Score of 56

[1]	Subject to maintenance of Fannie Mae and Freddie Mac (GSEs) eligibility requirements and state insurance minimum capital requirements.

[2]	U.S. MI expenses include underwriting expenses but exclude changes in deferred acquisition costs, and one-time charges associated with capital initiatives, restructurings or accounting changes.

The numeric goals associated with “target” Company criteria were consistent with the corporate operating plan approved by the Board of Directors for 2009. The Committee believes that the above Company criteria focused on the key issues facing the Company, the key strategic initiatives that the Company needed to successfully pursue in 2009 and the key metrics by which to measure such issues and initiatives.

In the aggregate, the Company achieved 112% of target Company criteria. The Company’s achievement with respect to each metric is shown in the chart above. As shown in the above chart and described in more detail in the Introduction, PMI achieved maximum with respect to capital and liquidity management by successfully completing a number of key initiatives including: renegotiation of PMI’s credit facility, retaining access to $125 million; modified pool commutations reducing loss reserves and increasing statutory capital; and contribution of subsidiary stock to our main U.S. mortgage insurance subsidiary and entry into reinsurance agreements with affiliated companies, both increasing PMI’s statutory capital by $136 million in the aggregate.

Based upon the Company’s aggregate achievement of 112% of target and the completion of the above initiatives in a challenging economic environment, the Committee did not exercise its discretion to reduce the amount of incentive payments to the NEOs below 112% of target. The Committee did not award discretionary bonus payments to any NEO for 2009. The actual bonuses paid to each of the NEOs are set forth in the column Non-Equity Incentive Plan Compensation of the Summary Compensation Table below.

LONG-TERM INCENTIVES.    The other performance-based component of PMI’s compensation program includes long-term incentives, comprised of both equity awards and cash incentive awards. Long-term incentives are a key compensation tool intended to further align management’s interests with those of PMI’s stockholders and to reward management for increasing shareholder value. PMI has historically used equity-based awards for long-term incentives because PMI believes that they appropriately align PMI’s senior management team with PMI’s stockholders. Equity-based incentive awards are made under the Equity Plan and are generally awarded on an annual basis to officers and key employees of PMI. The Committee regularly evaluates the appropriateness of various equity incentive vehicles as well as cash incentive vehicles, and, in doing so, considers a range of factors, including dilutive effects, accounting consequences, tax effects, retention value, alignment with stockholders and the practices of the Compensation Peer Group, with which PMI competes for talent.

2009.    In February 2009, the Committee approved a new long-term incentive program (the “LTIP”) for the NEOs that consists of both equity-based awards and cash compensation tied to long-term performance goals. The Committee took this action to, among other things:

•	motivate NEOs to achieve longer-term performance objectives that are aligned with the objectives of PMI’s long-term strategic plan;

•	reduce the dilutive impact of equity-based awards; and

•	conserve the limited number of remaining authorized shares under the Equity Plan.

The LTIP provides for equity-based awards to be made under the Equity Plan and cash incentive awards tied to long-term performance goals to be made under the Bonus Plan. For 2009, the Committee awarded each of the NEOs LTIP awards that consisted of 50% in equity and 50% in a long-term cash incentive opportunity. The grant date fair value of PMI’s 2009 LTIP cash and equity awards to the NEOs is below the 50th percentile of the Compensation Peer Group, and below the values PMI provided through equity-based awards in 2008. As discussed above, in 2009 the Committee placed greater focus on the annual incentive plan due to, among other factors, the need to execute on critical near term objectives. The Committee will re-evaluate the mix of incentive compensation each year based on the facts and circumstances associated with the business.

2009 Long-Term Equity-Based Incentives.    In 2009, pursuant to the LTIP, the Committee granted to each NEO both restricted stock units and options to purchase shares of PMI Common Stock. The aggregate grant date fair value of the 2009 equity awards was lower than the grant date fair value of the equity awards granted to such officers in 2008. The Committee selected stock options for a portion of the awards because an option holder, like a PMI shareholder, only benefits if the market price appreciates after the equity is acquired. The restricted stock units, when vested, are settled by delivery of shares of Common Stock on a one-for-one basis. The Committee granted restricted stock units for a portion of the awards because restricted stock units provide value under terms that foster retention and offer an opportunity to increase stock ownership and benefit from an increase in stock value, as well as lower potential share dilution to the stockholders. In addition, the use of restricted stock units rather than solely granting stock options conserved the Company’s authorized shares in the Equity Plan, because RSUs are a full value equity instrument (generally convertible one-for-one with shares when vested) and, therefore, have a greater value than the same number of stock options, and fewer RSUs will be granted.

The Committee’s decision to grant equity awards in 2009 at the levels shown in the Grants of Plan-Based Awards in 2009 table reflects, among other things, the Committee’s: (a) desire to award equity at levels sufficient to motivate and retain our key employees; (b) recognition that prior equity grants had lost significant retention value; (c) desire to reduce the dilutive impact of equity awards in 2009; and (d) recognition of the limited number of remaining authorized shares under the Equity Plan. In addition, the Committee considered long-term incentive data from the Compensation Peer Group and other sources, and the Committee’s long-standing goal of retaining high quality executives. The Committee also took into account the compensation expense generated by various types of equity awards.

In order to foster retention and ensure accountability for long-term value creation, the restricted stock units and the stock options that were granted to the NEOs in 2009 vest in three equal, annual installments from the date of grant, provided that the NEO continues in the employ of the Company through each applicable vesting date. No dividends are paid or accrue on the restricted stock units or the stock options. In addition, no voting rights attach to the restricted stock units or stock options, only to the shares once issued upon vesting of the restricted stock units or upon exercise of the stock options after they have vested.

2009 Long-Term Cash Incentives.    As described above, the Committee added a cash component to the Company’s long-term incentive program in 2009, due to the limited number of authorized shares remaining in the Equity Plan, and with a goal to setting performance metrics that are aligned with the Company’s long-term strategic plan. The Committee established the following percentages of base salary at the beginning of the performance periods as the cash incentive award threshold, target and maximum award levels for 2009 for the NEOs based on the achievement of long-term performance goals:

Name	Threshold	Target	Maximum
Mr. Smith	37.50%	75.0%	150%
Mr. Lofe	31.25%	62.5%	125%
Mr. Katkov	31.25%	62.5%	125%
Mr. Porter	27.50%	55.0%	110%
Ms. Berkowitz	27.50%	55.0%	110%

The cash incentive award portion of the 2009 LTIP has two equal components: Cash Component A is based upon a two-year performance period beginning January 1, 2009 and ending December 31, 2010, and Cash Component B is based upon a three-year performance period beginning on January 1, 2009 and ending on December 31, 2011. Bonuses amounts earned pursuant to the LTIP, if any, will be paid following completion of the respective performance periods. The target incentive opportunities in dollars for NEOs under the long-term cash component of the LTIP are set forth below under Estimated Possible Payouts Under Non-Equity Incentive Plan Awards in the table entitled Grants of Plan-Based Awards in 2009.

The performance criteria chosen by the Committee in 2009 for the long-term cash incentive component of the LTIP are:

Cash Component A (50%):    Capital Management. This objective will be measured by our primary mortgage insurance subsidiary’s risk to capital ratio and minimum policyholders’ position, both measures of minimum statutory capital. This goal is subject to threshold, target and maximum numeric metrics set by the Committee, and conditioned upon continued compliance with PMI’s credit facility covenants, state insurance capital requirements and GSE eligibility requirements. This objective is critical to PMI’s ability to continue to write new mortgage insurance business and to strengthen counter-party and customer confidence in PMI.

Cash Component B (50%):    Return to Profitability. This objective, also subject to threshold, target and maximum numeric metrics set by the Committee, will be measured by our U.S. mortgage insurance operations’ net operating income and our consolidated net operating income. 1 The Committee believes that the Company’s return to profitability is one of the most important measures of the Company’s success and, therefore, is a critical metric over the time period January 1, 2009 through December 31, 2011. Given the current negative condition of the real estate and mortgage environment, coupled with high unemployment, the Committee believes that a goal of return to profitability should appropriately be measured over an earning period longer than one year.

[1]	Excluding realized investment gains and losses, mark-to-market changes from derivatives and fair value of debt, one-time charges due to accounting changes, capital transactions or other asset impairments; and including any proceeds from the sale prior to January 1, 2011 of the note received by the Company in connection with the 2008 sale of its Australian subsidiary.

The Company considers the numeric metrics for Cash Components A and B to be confidential and believes that the release of such information is likely to cause competitive harm to the Company. Based upon the facts that (i) the Committee has not historically paid bonus awards at the aggregate maximum level under the Bonus Plan or other past bonus plans and (ii) the criteria associated with potential maximum bonus payouts are significantly higher than current operating assumptions, the Committee believes that the criteria are sufficiently challenging and difficult to focus executives on superior achievement of the Company’s longer-term objectives.

Other Aspects of Our Executive Compensation Program

OTHER BENEFITS.    As part of a competitive overall compensation package, PMI provides the NEOs other benefits as described below.

Retirement and Savings Plans.    PMI aims to provide the types of savings and financial security programs to assist employees in preparing for retirement that are customary among those companies that compete with us for talent. For example, qualified pension plans and supplemental employee retirement plans are common in the insurance industry and in our Compensation Peer Group. In addition, the vesting requirements of the retirement plans and of Company matching contributions provide significant retention value. The Named Executive Officers are eligible to participate in PMI’s broad-based 401(k) and retirement plans, the Supplemental Employee Retirement Plan (“SERP”) and the officer deferred compensation program. The 401(k) plan and the officer deferred compensation program in some instances include matching cash or stock features. Company matching amounts allocated to the accounts of the NEOs are included in the Summary Compensation Table. The 401(k) plan employer match for the 2009 plan year was 40% of the first 6% of eligible compensation deferred. The pension plans and deferred compensation plan are described below under the 2009 Pension Benefits Table and 2009 Nonqualified Deferred Compensation Table. The SERP is intended to provide retirement benefits to eligible executives whose compensation exceeds annual compensation limits under federal law, that are comparable, as a percentage of compensation, to retirement benefits provided to employees whose compensation does not exceed such limits. In 2007, in response to the need to manage PMI’s pension funding responsibilities, and in light of a growing trend among employers, PMI amended its retirement plan to convert it to a cash balance plan effective for new hires on and after September 1, 2007, and for all other employees on January 1, 2011. The amendment converted PMI’s future funding obligations from provision of a defined benefit to a defined cash contribution for the participants. The SERP was amended to provide similar terms and conditions.

Health, Life, Disability and Similar Group and Broad-Based Benefits.    Other benefits provided by PMI to its executive officers include life, disability and medical insurance (including retiree health benefits) under PMI’s group benefits plans, and the Employee Stock Purchase Plan, which permits the purchase of Company stock at a 15% discount. We believe that these programs are important prerequisites to hiring quality employees.

Perquisites.    The Company provides to the Named Executive Officers a limited number of perquisites, including for each executive, an auto allowance, financial planning and tax preparation services. These benefits, shown in the All Other Compensation section following the Summary Compensation Table, provide a measure of convenience and minimize distractions from the executive’s attention to the demands of his or her position.

Indemnification.    All NEOs have entered into indemnification agreements pursuant to which PMI is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. PMI also provides directors’ and officers’ liability insurance for its directors and executive officers.

CHANGE OF CONTROL ARRANGEMENTS.    PMI has entered into change of control agreements with each of its executive officers. These agreements are designed to retain the executives and continue their focus on creating shareholder value even in the event of a potential or actual change of control. The Committee believes it is imperative to be able to maintain a stable and competent management base, and that PMI’s continued success depends, to a significant degree, on the skills and leadership of our senior officers. By mitigating the effects of job-related uncertainty due to a potential change of control, the change of control agreements (the “COC Agreements”) are intended to assure that PMI will have the continued dedication of our senior officers by diminishing the inevitable distraction of such officers by virtue of the personal uncertainties and risks arising from a change of control of PMI. A description of the material terms of the COC Agreements is contained in the section below entitled Potential Payments in Connection with a Change of Control. The multiples applied to each executive’s entitlement to compensation and benefits under the COC Agreements were designed to assure the stability needed for both the executive and the Company, and were determined by the Committee in consultation with the compensation consultant and counsel retained for purposes of providing advice regarding the terms and conditions of the COC Agreements. The cash severance multiples for the NEOs range from two and one-half to three, based upon the individual’s position and responsibilities.

NO EMPLOYMENT OR SEVERANCE ARRANGEMENTS.    Other than the above described COC Agreements, PMI does not have any employment agreements or severance plan or other similar arrangements with respect to its executive officers.

EQUITY AWARDS PRACTICES.    Equity awards at PMI are granted pursuant to the Equity Plan. In accordance with this plan, the Committee reviews and approves all equity awards to officers (i) who are subject to the reporting requirements of the Exchange Act or (ii) whose base salary is at least $260,000 and who have Company-wide authority (collectively, “executives”). The Named Executive Officers are part of this executive group. While the Committee has the authority to make equity awards under the Equity Plan at any time, the Committee generally awards equity incentives to our executives annually after PMI’s financial results for the previous year have been publicly disclosed. The Equity Plan defines the “Grant Date” of an equity award as “the date on which the [Compensation] Committee approves the material terms of the Award or such later date as the Committee, in its discretion, may determine.” In addition, the Equity Plan mandates that the exercise price of stock options be not less than 100% of the fair market value of PMI Common Stock on the Grant Date.

Annual equity awards to non-executive officers and other employees at PMI are made in a manner similar to the practice described above. Consistent with the terms of the Equity Plan, the Committee has delegated to the Chief Executive Officer the authority to grant equity awards to non-executive officers and employees. Annual equity awards to this group of employees are generally granted on the same dates and bear the same exercise prices (as applicable) as awards to executives. The Company’s practice is for the Chief Executive Officer to grant equity awards to eligible newly hired and promoted non-executive employees once per quarter, on the tenth day (or, if not a business day, the next succeeding business day) of the second month of each calendar quarter. The equity awards are generally made during time periods when the Company’s earnings for the previous reporting period have been published. We have not engaged in any market-timing with respect to equity awards.

TAX AND ACCOUNTING CONSIDERATIONS.

Deductibility of Executive Compensation.    The Committee considers whether compensation paid to PMI’s executives will be fully tax deductible to PMI. Section 162(m) of the Internal Revenue Code (the “Code”)

contains special rules regarding the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the other three most highly compensated Named Executive Officers, excluding the Chief Financial Officer (“Section 162(m) NEOs”). The general rule is that annual compensation paid to any of these executives will be deductible to PMI only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). The Committee considers the impact of the federal income tax deductibility limits of Section 162(m) in making decisions about executive compensation. The Committee has the discretion to make nondeductible awards, to the extent the Committee determines it is consistent with PMI’s best interests, considering objectives such as, but not limited to, rewarding employees for excellent service or recruiting new executives, while taking into account the financial effects such action may have on PMI. For example, time-vested restricted stock and stock units are not performance-based under Section 162(m); however, the Committee has determined that these equity instruments should be, from time to time, an important part of PMI’s equity incentive compensation program. All compensation paid to the Section 162(m) NEOs in 2009 was within the deductibility limits of Section 162(m). The Bonus Plan and the Equity Plan are intended to qualify as performance-based plans under Section 162(m), thereby exempting certain awards under the plans from limits on tax deductibility.

Nonqualified Deferred Compensation.    Section 409A governs non-qualified deferred compensation arrangements. If the Section 409A requirements are not met, the recipient of the non-qualified deferred compensation can be subject to adverse tax consequences. A number of the compensation programs of PMI contain provisions that are subject to Section 409A, which prescribes the manner of enrollment and changes to participation in such plans, as well as limits on distributions in certain circumstances. Section 409A also generally requires a six-month delay in distributions of non-qualified deferred compensation to key employees following a separation from service. PMI’s nonqualified deferred compensation program for officers is described below under the heading 2009 Nonqualified Deferred Compensation Table. To assist in preventing adverse tax consequences under Section 409A, PMI has structured its compensation and benefits arrangements in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation.    PMI accounts for stock-based payments, including stock options, restricted stock and restricted stock units awarded under the Equity Plan, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB 718”). The Committee weighed the cost of stock options and restricted stock units granted in 2009 against the benefits of their incentive value and determined that providing such equity incentives to our executive officers was in the best interests of PMI and its stockholders.

Potential Impact on Compensation from a Significant Restatement of Financial Results.    In the event of a significant restatement of PMI’s financial results caused by executive fraud or willful misconduct, the Board may take any number of actions with respect to such executive(s), depending upon the facts and circumstances, including, but not limited to (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and/or (3) seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or Section 304 of the Sarbanes-Oxley Act, which requires reimbursement by the Chief Executive Officer and Chief Financial Officer of bonus or equity-based compensation received, as well as any profits from the sale of a company’s securities, during the 12-month period following initial publication of financial statements required to be restated due to material non-compliance with the financial reporting requirements as a result of misconduct.

Conclusion

PMI’s executive compensation program is designed to achieve the Committee’s goals of attracting, motivating and retaining highly talented executives who are focused on creating long-term shareholder value. The individual compensation decisions that the Committee made for 2009 were made with these important goals in mind. The

Committee believes that the 2009 executive compensation program created incentives for achievement vital to the Company’s recovery and ultimate success. We believe that our executive compensation program is well designed to motivate our executives to achieve desired results.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in PMI’s 2009 Annual Report on Form 10-K through incorporation by reference to this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Louis G. Lower II, Chair

Ronald H. Zech, Vice Chair

Wayne E. Hedien

José H. Villarreal

Except to the extent otherwise specifically stated by PMI, the Compensation Committee Report and those portions of the Audit Committee Report that are not deemed filed for purposes of the Securities Exchange Act of 1934 shall not be deemed incorporated by reference into any filing with the SEC and shall not otherwise be deemed filed with the SEC.

Compensation Risk Assessment

During 2009 and early 2010, the Compensation Committee’s independent compensation consultant and the Company’s Chief Risk Officer evaluated the Company’s compensation policies and practices applicable to executives and other employees, including the total mix of fixed and variable, cash and equity, and short-term and long-term compensation programs, as well as the potential metrics used for cash incentives and potential risks and mitigating controls. They provided the results of their evaluations to the Compensation Committee. The Compensation Committee reviewed these evaluations and the Company’s various compensation programs. We have concluded that risks, if any, arising from PMI’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, based on a number of factors, including:

•

Balanced Compensation Programs.    As described in Compensation Discussion and Analysis above, the compensation programs consist of a balanced number of elements and performance metrics, assuring no over-reliance on a single element or measure of performance.

•	Pay is Competitive But Not Excessive. Peer Group benchmarking helps prevent PMI from paying excessive compensation.

•

Long-Term Equity and Cash Components.    Significant components of executive and upper level officer pay are long-term in nature. The equity granted annually to executives and other officers of the Company contain three-year vesting requirements that foster long-term value creation, which is aligned with the interests of our stockholders. Similarly, the multi-year performance periods of the long-term cash incentive program encourage positive performance sustained over a longer horizon. In addition, the cash incentive programs for 2009 contained metrics based on the credit quality of new insurance written, encouraging actions focused on future profitability.

•	Caps on Incentive Programs. Each of the Company’s cash and equity programs contain caps on the amounts that can be earned, thereby discouraging excessive risk-taking and limiting windfalls. In addition, the Committee annually sets a maximum percentage of salary that can be received by each executive for maximum achievement of the Company criteria under both annual and long-term cash incentive programs. For example, the Committee capped the executive annual cash incentive awards for the 2009 performance period at 160% of their targets. Non-executive employee programs also contain caps.

•

Incentive Programs Carry Downside, as Well as Upside, Risk.    The cash incentive programs of the Company require performance at a threshold level to earn any cash award. With respect to equity, stock options will have no value if the stock price does not appreciate. There are also circumstances in which incentive compensation earned would be required to be repaid. See Compensation Discussion and Analysis—Potential Impact on Compensation from a Significant Restatement of Financial Results above.

Summary Compensation Table

The following table provides information about compensation earned by our Named Executive Officers in the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
L. Stephen Smith Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer	2009	$830,000	$0	$76,250	$105,000	$1,394,000	$576,115	$51,368	$3,032,733
	2008	830,000	0	441,355	482,320	0	752,438	40,738	2,546,851
	2007	800,000	0	N/A	1,905,042	0	1,295,855	122,395	4,123,292
Donald P. Lofe, Jr.	2009	440,000	0	33,550	46,200	567,000	120,683	86,887	1,294,320
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2008	440,000	0	139,050	151,956	266,000	110,240	56,883	1,164,129
	2007	425,000	117,000	N/A	600,188	0	101,826	59,563	1,303,577
David H. Katkov	2009	445,000	0	17,202	46,200	573,000	196,334	51,063	1,328,799
Executive Vice President and Chief Business Officer	2008	445,000	0	283,250	158,710	281,000	192,897	40,738	1,401,595
	2007	430,000	0	N/A	626,863	0	216,121	80,620	1,353,604
Lloyd A. Porter	2009	365,000	0	24,400	33,600	409,000	182,891	69,532	1,084,423
Executive Vice President and Chief Risk Officer	2008	365,000	0	100,425	109,746	181,000	206,263	429,192	1,391,626
	2007	350,000	65,000	N/A	433,469	0	211,961	395,783	1,456,213
Joanne M. Berkowitz	2009	350,000	0	24,400	33,600	392,000	83,093	50,668	933,761
Executive Vice President and Chief Insurance Operations Officer	2008	350,000	0	92,700	101,304	173,000	78,066	40,738	835,808
	2007	315,000	40,000	N/A	400,126	0	62,502	64,049	881,677

Certain of the columns are explained below.

Salary.    Pursuant to the 2005 Officer Deferred Compensation Plan, Mr. Lofe deferred part of his salary earned in the years presented.

Bonus.    This column represents discretionary bonuses paid outside the Company’s Bonus Plan for achievement in 2007. Mr. Lofe deferred receipt of some of his bonus earned in 2007 pursuant to the 2005 Officer Deferred Compensation Plan.

Stock Awards.    This column represents the aggregate grant date fair value computed in accordance with FASB 718, excluding the impact of estimated forfeitures related to service-based vesting conditions, if any, for restricted stock units (“RSUs”) granted in the designated years. The amounts in the column reflect the grant date fair value of $5.15 per unit in 2008 and $0.61 per unit in 2009, and do not correspond to the actual value that will be recognized by the executive. The fair value is determined based on the fair value of PMI’s Common Stock as of the grant date, less the present value of future expected dividends. The RSUs vest in three equal, annual installments from the date of grant.

Option Awards.    This column represents the aggregate grant date fair value computed in accordance with FASB 718, for stock options granted in the designated years, excluding the impact of estimated forfeitures related to service-based vesting conditions, if any. The amounts in the column do not correspond to the actual value that will be realized by the executive. The assumptions for making the valuation determinations of all options granted are based upon a Black-Scholes option pricing model and are set forth in Note 17 to our consolidated financial statements in PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. See the table, Grants of Plan-Based Awards in 2009, for information on options granted in 2009.

Non-Equity Incentive Plan Compensation.    Amounts set forth in this column represent bonuses earned under the PMI Bonus Plan, a plan intended to qualify under Section 162(m), pursuant to corporate performance goals that were set by the Compensation Committee. The Committee selects participants, performance periods and performance goals from those available under the Plan. The Committee also establishes threshold, target and maximum amounts with respect to such goals for each participant. No participant may receive more than $12 million in bonus awards under the Plan during any three-year period. The Plan does not provide the Committee with the discretion to pay bonuses under the Bonus Plan in excess of the calculated awards. The Committee has discretion under the Bonus Plan to reduce or eliminate any bonuses payable under Bonus Plan. See Compensation Discussion and Analysis above for more information on the Committee’s actions with respect to the PMI Bonus Plan. Prior to a 2008 amendment to the Bonus Plan that was approved by stockholders, the Bonus Plan provided for the payment of bonuses from a pool determined by the Committee and calculated as a percentage (not exceeding 5%) of PMI’s consolidated net income for the year. The Bonus Plan also limited the amount that could be paid to any one executive to 30% of the net income pool. To assist the Committee in deciding whether, and to what extent, to pay bonuses out of the bonus pool, the Committee annually set and reviewed Company performance criteria in conjunction with other quantitative and qualitative factors relating to the Company’s performance, as well as the performance of the individual executive. For years other than 2008, amounts for a designated year represent amounts earned in that year and paid in the subsequent year. In light of the continuing challenges facing PMI and the housing, mortgage and capital markets, Mr. Smith recommended that he not receive any bonus incentive award for 2008 and the Committee accepted Mr. Smith’s recommendation. Based on the Company’s performance against corporate performance goals set by the Committee under the Bonus Plan, Mr. Smith’s bonus could have amounted to $685,000. For each of the other NEOs for 2008, the amount set forth represents the total 2008 earned annual bonus based on the Company’s performance under such performance goals. However, only one-half of such amount was paid in March 2009 to the executive. At the direction of the Committee, the remaining one-half of such amount will be paid to the executive only in the event that he or she remains employed with PMI through July 1, 2010, or his/her employment is terminated without cause or due to death or disability prior to that time.

Pursuant to the 2005 Officer Deferred Compensation Plan, Messrs. Lofe and Porter deferred some or all of their bonuses earned in 2008 under the Bonus Plan.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column represents the sum of the changes in the actuarial pension values in the years indicated for each NEO under the PMI Retirement Plan and, as applicable, the PMI Supplemental Employee Retirement Plan (“SERP”). The values of the NEOs’ pension benefits were determined using a rate of 6.14% for the PMI Retirement Plan and 5.63% for the SERP, consistent with the rate used in the Company’s FASB ASC Topic 715 (“FASB 715”) disclosure for fiscal year 2009. The pension values at each year end were calculated based on benefits payable at age 65. PMI does not provide above-market rates of return or preferential dividends under its deferred compensation plans. See the 2009 Pension Benefits Table and the 2009 Nonqualified Deferred Compensation Table below for additional information.

All Other Compensation.    All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	401(k) Company Match	Financial Planning and Tax Preparation Services	Deferred Compensation Company Match	Auto Allowance	Ex-Patriate and Repatriation Payments	Miscellaneous Perquisites
L. Stephen Smith	$5,880	$28,500	$—	$16,200	$—	$788
Donald P. Lofe, Jr.	5,880	28,500	36,219	16,200	—	88
David H. Katkov	5,880	28,500	—	16,200	—	483
Lloyd A. Porter	5,880	28,500	—	16,200	18,864	88
Joanne M. Berkowitz	5,880	28,500	—	16,200	—	88

In 2009, Mr. Lofe received employer matching contributions under the 2005 Officer Deferred Compensation Plan of 14,372.66 shares of PMI Common Stock equivalents, with the aggregate value as shown above, based upon $2.52 per share, the closing price of our Common Stock on December 31, 2009. Mr. Porter’s multi-year European assignment ended in December 2008. The payments in 2009 consisted of foreign tax return preparation and expenses related to transportation and moving his family back to the U.S. Miscellaneous perquisites consisted primarily of premiums paid for extended business travel insurance coverage for officers, service awards and reimbursed physical exams. We value perquisites at the cost actually paid by PMI.

Grants of Plan-Based Awards in 2009

The following table provides information about non-equity awards under the Bonus Plan and equity awards under the Equity Plan earned or granted to the Named Executive Officers in 2009. These non-equity and equity awards are discussed in detail in the Compensation Discussion and Analysis above.

Name	Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
L. Stephen Smith	AIP	$498,000	$1,245,000	$1,992,000
	LTIP	311,250	622,500	1,245,000
	3/18/09				125,000		N/A	$0.61
	3/18/09					250,000	$0.61	$0.42

Donald P. Lofe, Jr.	AIP	202,400	506,000	809,600
	LTIP	137,500	275,000	550,000
	3/18/09				55,000		N/A	$0.61
	3/18/09					110,000	$0.61	$0.42

David H. Katkov	AIP	204,700	511,750	818,800
	LTIP	139,063	278,125	556,250
	3/18/09				55,000		N/A	$0.61
	3/18/09					110,000	$0.61	$0.42

Lloyd A. Porter	AIP	146,000	365,000	584,000
	LTIP	100,375	200,750	401,500
	3/18/09				40,000		N/A	$0.61
	3/18/09					80,000	$0.61	$0.42

Joanne M. Berkowitz	AIP	140,000	350,000	560,000
	LTIP	96,250	192,500	385,000
	3/18/09				40,000		N/A	$0.61
	3/18/09					80,000	$0.61	$0.42

[1]	“Grant Date” refers to the grant date of an equity-based award. “AIP” refers to annual incentive plan. “LTIP” refers to long-term cash incentive plan.

[2]

Estimated threshold, target and maximum amounts on the first line relate to the 2009 annual performance period under the Bonus Plan. Estimated threshold, target and maximum amounts on the second line for each NEO relate to a long-term incentive plan commenced in 2009 with a combination of two- and three-year performance periods. If threshold levels of performance are not met, then the payout can be zero.

Equity Plan Awards.    The column All Other Stock Awards shows the number of restricted stock units granted in 2009 to the NEOs under the Equity Plan. The column All Other Option Awards shows the number of stock options granted in 2009 to the NEOs under the Equity Plan. The stock options and restricted stock units each vest in three equal installments on the first, second and third anniversaries of the grant, assuming continued employment with PMI. Pursuant to the plan, vesting generally accelerates upon death, “Disability,” “Retirement,” or a “Change of Control” as those terms are defined in the plan. The maximum term of the options is ten years. Pursuant to the plan, each option exercise price was set at 100% of the fair market value per share as of the date of grant, which is defined by the plan as the closing market price of PMI Common Stock on the New York Stock Exchange on the date of grant. The estimated grant date fair values per stock option and per stock unit are determined in accordance with FASB 718, excluding the impact of estimated forfeitures and disregarding that PMI generally recognizes the value of awards for financial reporting purposes over the vesting period of the awards. The fair value amounts of the options were calculated as of the dates of grant of the options using a Black-Scholes option pricing model. The assumptions utilized in the model are contained in Note 17 to the audited consolidated financial statements contained in the Company’s 2009 Annual Report on Form 10-K. The fair value of the restricted stock units was determined using the closing price of the Company’s stock on the date of grant. There were no repricings, extension of exercise periods or changes to forfeiture terms with respect to the equity awards during 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information about the holdings of equity awards by the Named Executive Officers at December 31, 2009. All equity awards were granted pursuant to the Equity Plan.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
L. Stephen Smith	2/17/2000	8,916	—	$18.880	2/17/2010
	2/6/2001	76,000	—	$28.790	2/6/2011
	2/20/2002	60,000	—	$35.210	2/20/2012
	2/19/2003	83,000	—	$28.030	2/19/2013
	2/18/2004	75,000	—	$38.800	2/18/2014
	2/16/2005	98,700	—	$38.170	2/16/2015
	2/15/2006	100,000	—	$43.150	2/15/2016
	2/22/2007	114,266	57,134	$48.300	2/22/2017
	3/19/2008	57,133	114,267	$5.250	3/19/2018	57,134	$143,978
	3/18/2009	—	250,000	$0.610	3/18/2019	125,000	$315,000

Donald P. Lofe, Jr.	1/6/2003	5,000	—	$31.665	1/6/2013
	2/19/2003	39,200	—	$28.030	2/19/2013
	2/18/2004	37,000	—	$38.800	2/18/2014
	2/16/2005	50,075	—	$38.170	2/16/2015
	2/15/2006	52,500	—	$43.150	2/15/2016
	2/22/2007	36,000	18,000	$48.300	2/22/2017
	3/19/2008	18,000	36,000	$5.250	3/19/2018	18,000	$45,360
	3/18/2009	—	110,000	$0.610	3/18/2019	55,000	$138,600

David H. Katkov	2/20/2002	25,000	—	$35.210	2/20/2012
	2/19/2003	3,300	—	$28.030	2/19/2013
	2/18/2004	35,700	—	$38.800	2/18/2014
	2/16/2005	45,300	—	$38.170	2/16/2015
	2/15/2006	50,000	—	$43.150	2/15/2016
	2/22/2007	37,600	18,800	$48.30	2/22/2017
	3/19/2008	18,800	37,600	$5.250	3/19/2018	18,800	$47,376
	3/18/2009	—	110,000	$0.610	3/18/2019	55,000	$138,600

Lloyd A. Porter	2/6/2001	24,000	—	$28.790	2/6/2011
	2/20/2002	14,000	—	$35.210	2/20/2012
	2/19/2003	21,400	—	$28.030	2/19/2013
	2/18/2004	15,000	—	$38.800	2/18/2014
	2/16/2005	40,300	—	$38.170	2/16/2015
	2/15/2006	40,800	—	$43.150	2/15/2016
	2/22/2007	26,000	13,000	$48.300	2/22/2017
	3/19/2008	13,000	26,000	$5.250	3/19/2018	13,000	$32,760
	3/18/2009	—	80,000	$0.610	3/18/2019	40,000	$100,800

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Joanne M. Berkowitz	2/20/2002	6,800	—	$35.210	2/20/2012
	2/19/2003	4,441	—	$28.030	2/19/2013
	2/18/2004	9,200	—	$38.800	2/18/2014
	2/16/2005	26,000	—	$38.170	2/16/2015
	2/15/2006	35,400	—	$43.150	2/15/2016
	2/22/2007	24,000	12,000	$48.300	2/22/2017
	3/19/2008	12,000	24,000	$5.250	3/19/2018	12,000	$30,240
	3/18/2009	—	80,000	$0.610	3/18/2019	40,000	$100,800

Stock Options.    For more information about the standard terms and conditions of the outstanding options, see Equity Plan Awards under Grants of Plan-Based Awards in 2009 above.

Stock Awards.    The stock awards shown are restricted stock units. The restricted stock units vest in three, equal annual installments on anniversaries of the date of grant. The market value of the stock awards is based upon the closing market price of PMI Common Stock on December 31, 2009, which was $2.52 per share.

Option Exercises and Stock Vested in 2009

The following table shows, for each NEO, information about stock awards vested during 2009. No options were exercised by NEOs during 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Restricted Stock (“RSA”) or Restricted Stock Units (“RSU”)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
L. Stephen Smith	—	$—	RSA	50,000	$100,000
			RSU	28,566	19,711

Donald P. Lofe, Jr.	—	$—	RSA	25,000	50,000
			RSU	9,000	6,210

David H. Katkov	—	$—	RSA	25,000	50,000
			RSU	9,400	6,486

Lloyd A. Porter	—	$—	RSA	25,000	50,000
			RSU	6,500	4,485

Joanne M. Berkowitz	—	$—	RSU	6,000	4,140

The value realized upon vesting of stock awards is determined, for purposes of proxy disclosure rules, by multiplying the number of shares vested by the closing market price per share of PMI Common Stock on the date of vesting. The actual amounts realized upon the vesting of stock awards depend upon the sale prices of the acquired shares when actually sold.

2009 Pension Benefits Table

The following table provides information regarding the accumulated benefits at year-end under the Retirement Plan and the SERP for each of the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
L. Stephen Smith	Retirement Plan	30.750	$1,720,287	$0
	SERP		5,155,322	0

Donald P. Lofe, Jr.	Retirement Plan	6.917	581,642	0
	SERP		0	0

David H. Katkov	Retirement Plan	17.417	1,156,308	0
	SERP		259,087	0

Lloyd A. Porter	Retirement Plan	26.833	906,485	0
	SERP		600,356	0

Joanne M. Berkowitz	Retirement Plan	8.667	372,407	0
	SERP		0	0

[1]

Vesting service was used instead of credited service for Messrs. Smith, Katkov and Porter since it is more representative of the service used to calculate their benefits due to a salary protection benefit based on prior years of service with The Allstate Corporation and its affiliates. Credited service was used for Ms. Berkowitz because, due to a prior break in service, she is not eligible for the Allstate salary protection benefit. Mr. Lofe is not eligible for the salary protection benefit, having had no prior years of service with Allstate.

The Named Executive Officers participate in defined benefit retirement plans sponsored by PMI, including the following plans.

The Retirement Plan.    The Retirement Plan is a defined benefit pension plan for PMI employees that is intended to qualify under Section 401(a) of the Code. The pension benefit under the Retirement Plan generally is based on the eligible employee’s years of credited service and the average of his or her five highest consecutive years’ compensation in the last ten years of service, but will not be less than the minimum dollar amount specified for him or her under the Retirement Plan.

The Supplemental Employee Retirement Plan (“SERP”).    The SERP is a nonqualified defined benefit pension plan designed to provide benefits that otherwise would have been provided under the Retirement Plan but for the limitations under Sections 401(a)(17) and 415 of the Code. Pursuant to such limitations, compensation counted for purposes of the Retirement Plan could not exceed $245,000 in 2009. The pension benefit under the SERP is based on the difference between the benefit that would have been payable to the eligible employee under the Retirement Plan but for the Code limitations and the benefit amount actually payable from the Retirement Plan.

Calculation of Benefits under the Plans.    The present values of the accumulated benefit at December 31, 2009 for the Named Executive Officers under each plan were calculated based on benefits payable at age 65, the earliest age at which unreduced benefits are payable under the plans. Calculation of present value reflects FASB 715 pension obligation assumptions described in Note 16 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, with a present value rate of 6.14% for the Retirement Plan and 5.63% for the SERP.

Benefits under the Retirement Plan and SERP are generally based upon the total annual cash compensation paid to the participant for services rendered to PMI and its affiliates, including pre-tax deferrals, but excluding certain items such as equity-based compensation and the value of employer contributions to employee benefit plans. PMI retirees with at least ten years of service who were hired prior to January 1, 2005 also receive retiree health benefits that entail participant contributions to premiums and other costs.

Both the Retirement Plan and the SERP provide credit for all service with PMI; Sears, Roebuck and Co.; and Allstate Insurance Company. Certain agreements between the NEOs and the Company provide additional years of credited service under the SERP in the event of a change of control. See Potential Payments in Connection with a Change of Control below. Benefits are computed on a straight-life annuity basis and are not subject to deduction for social security or other offset amounts. Normal retirement is at age 65. Early retirement benefits are available at age 55 with at least ten years of credited service, reduced by 4.8% per year for each year earlier than a specified base benefit year in which the participant elects to receive the early retirement benefits. SERP benefits are generally payable following a distribution event under the Retirement Plan. Under the Retirement Plan, a retiree may elect lump sum or annuity forms of benefits. The SERP provides a lump sum benefit only. Certain participants in the SERP may be required to incur a six-month delay in receipt of SERP benefits pursuant to Section 409A of the Code. Mr. Smith is currently eligible for early retirement benefits under the plans.

Amendment of the Plans.    In 2007, PMI amended the Retirement Plan to change it to a cash balance plan. The cash balance formula was effective for employees hired on or after September 1, 2007, and will take effect for other employees on January 1, 2011. Under its original terms, the Retirement Plan defined a benefit to be paid based primarily on years of service and compensation. The formula will be applied to vested benefits prior to the January 2011 effective date for existing employees. Under the cash balance formula, PMI will contribute a percentage of each participant’s eligible compensation to his/her plan account each year. Accompanying modifications were made to the SERP.

Additional Benefit Plan.    In addition to the benefits provided by the Retirement Plan and SERP, PMI sponsors The PMI Group, Inc. Additional Benefit Plan. The Additional Benefit Plan is a nonqualified defined benefit pension plan that provides a bridge benefit for an eligible employee who retires from PMI over age 55 with more than 20 years of combined service with PMI and Allstate Insurance Company (“Allstate”), but with less than 20 years of service at Allstate. The benefit is payable from the participant’s early retirement date until the date he or she becomes eligible to receive Allstate retirement benefits. Messrs. Katkov and Porter may be eligible to receive a future benefit from the Additional Benefit Plan. In order to receive this benefit, Mr. Katkov must continue to work at PMI until he attains 20 years of combined service (July 27, 2012). Assuming retirement at his earliest eligibility date, the benefit payable to Mr. Katkov would be approximately $230 per month until the earlier of the date he is eligible for Allstate retirement benefits and February 1, 2021. In order to receive this benefit, Mr. Porter must continue to work at PMI until he attains age 55 (March 16, 2015). Assuming retirement at his earliest eligibility date, the benefit payable to Mr. Porter would be approximately $1,090 per month until the earlier of the date he is eligible for Allstate retirement benefits and April 1, 2025.

2009 Nonqualified Deferred Compensation Table

The following table shows contributions, earnings, balances and distributions for each Named Executive Officer under the 2005 Officer Deferred Compensation Plan for 2009.

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings (Losses) in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
L. Stephen Smith	$0	$0	$149,513	$0	$623,598
Donald P. Lofe, Jr.	31,950	7,988	170,274	0	323,879
David H. Katkov	0	0	199,850	345,209	613,273
Lloyd A. Porter	85,798	0	172,527	729,609	501,845
Joanne M. Berkowitz	0	0	162,801	217,576	418,319

[1]	The amounts in this column are also included in the 2009 Salary column and/or the 2008 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

[2]

Amounts in this column represent Company 25% matching contributions of PMI Common Stock equivalents, valued at the date of contribution. These contributions are also included in the All Other Compensation column of the Summary Compensation Table above, but in that table are valued as of the closing market price of PMI Common Stock on December 31, 2009.

[3]

Aggregate earnings (losses) are calculated for each NEO by subtracting from his or her 2009 year-end account balance: (i) his or her contributions in 2009, (ii) PMI’s 25% matching contributions in 2009 and (iii) the participant’s account balance as of December 31, 2008, as adjusted for any withdrawals during 2009. Earnings (losses) include accrued dividends, stock price appreciation or depreciation on PMI matching contributions, and the returns or losses (including reinvestment of any dividends) on the investment measures chosen by each NEO.

The Named Executive Officers are eligible to participate in the 2005 Officer Deferred Compensation Plan (which includes its predecessor plan), which permits each participant to elect to defer receipt, on a pre-tax basis, of part or all of his base salary and/or cash bonus to be earned in the coming year. There is a minimum deferral of the lesser of $5,000 or 5% of compensation but no maximum. Under the plan, PMI makes a matching contribution in PMI Common Stock equivalents equal to 25% of the amount a participant initially elects to have deemed invested in our Common Stock. The matching contribution vests after three years of continued employment, or earlier in the event of death, disability or a change of control (as defined in the plan). A participant may elect to receive, upon distribution of his or her account, a lump sum in cash or up to ten annual cash installments, except that any 25% matching contribution is paid in shares of PMI Common Stock. The timing of distribution(s) is also at the election of the participant, provided that the participant’s vested account balance will become distributable upon his or her separation from service, death, disability or a change of control. Certain participants are also subject to a six-month delay in such distributions due to separation from service pursuant to Section 409A. Each participant chose earnings measures from among a group of approximately 60 deemed investments made available through 2009 by the Company, including PMI Common Stock equivalents and the investments available in a typical retirement savings account. Participants may change their investment elections at any time. PMI does not guarantee a minimum level of return for deferred compensation under the 2005 Officer Deferred Compensation Plan. Participants may apply to the plan committee for withdrawal of their vested account balances in cases of severe financial hardship from illness or accident, or from a casualty loss of property or similar hardship. The Officer Deferred Compensation Plan in effect prior to 2005 (the predecessor plan), was frozen effective December 31, 2004 and no new compensation deferrals could be made under that plan after that date.

Potential Payments Upon Termination Unrelated to a Change of Control

PMI currently has no employment or severance agreements with the Named Executive Officers other than the COC Agreements discussed in the section, Potential Payments in Connection with a Change of Control, below. The following table assumes a hypothetical termination of employment on December 31, 2009 unrelated to a change of control. As described in the notes to the following table, certain PMI plans provide benefits upon termination of employment in certain circumstances as applicable to each NEO. It is assumed that base salary and accrued vacation are paid to the termination date. Bonuses paid in 2010 for the 2009 performance period are not included in the table below.

Under the 2005 Officer Deferred Compensation Plan, upon termination of employment for any reason, a participant’s account balance is distributed. Distributions due to termination of employment are deferred for six months for certain participants, pursuant to Section 409A of the Code. See the 2009 Nonqualified Deferred Compensation Table, above, for 2009 year-end NEO aggregate balances.

Name	Reason[1]	Retirement Plan	SERP	Acceleration of Stock Options	Acceleration of Restricted Stock Units	Acceleration of 2008 Bonus Payment	Total
L. Stephen Smith	Involuntary NFC*	$2,253,792	$5,964,025	$630,000	$458,978	$0	$9,306,795
	Voluntary or For Cause	2,253,792	5,964,025	630,000	458,978	0	9,306,795
	Death or Disability	2,253,792	5,964,025	630,000	458,978	0	9,306,795
	Early Retirement	2,253,792	5,964,025	630,000	458,978	0	9,306,795
	Normal Retirement	1,720,287	5,155,322	630,000	458,978	0	7,964,587

Donald P. Lofe, Jr.	Involuntary NFC*	581,642	0	0	0	133,000	714,642
	Voluntary or For Cause	581,642	0	0	0	0	581,642
	Death or Disability	581,642	0	277,200	138,600	133,000	1,130,442
	Normal Retirement	581,642	0	0	0	0	581,642

David H. Katkov	Involuntary NFC*	1,156,308	259,087	0	0	140,500	1,555,895
	Voluntary or For Cause	1,156,308	259,087	0	0	0	1,415,395
	Death or Disability	1,156,308	259,087	277,200	185,976	140,500	2,019,071
	Normal Retirement	1,156,308	259,087	0	0	0	1,415,395

Lloyd A. Porter	Involuntary NFC*	906,485	600,356	0	0	90,500	1,597,341
	Voluntary or For Cause	906,485	600,356	0	0	0	1,506,841
	Death or Disability	906,485	600,356	201,600	133,560	90,500	1,932,501
	Normal Retirement	906,485	600,356	0	0	0	1,506,841

Joanne M. Berkowitz	Involuntary NFC*	372,407	0	0	0	86,500	458,907
	Voluntary or For Cause	372,407	0	0	0	0	372,407
	Death or Disability	372,407	0	201,600	131,040	86,500	791,547
	Normal Retirement	372,407	0	0	0	0	372,407

*	Not for cause.

[1]

Because Mr. Smith is eligible for early retirement, any hypothetical termination of employment at December 31, 2009 would be considered “Retirement” for purposes of acceleration of vesting of stock options and restricted stock units. For the other NEOs, any hypothetical termination at December 31, 2009 would be followed by distribution of vested retirement benefits when they reach normal retirement age.

Retirement Plan and SERP.    If a participant with vested retirement benefits terminates employment prior to early or normal retirement age, upon reaching normal retirement age, he or she will receive normal (un-reduced) retirement benefits. While the retirement benefit is reduced for early retirement, it starts earlier and continues for a longer period of time, and the present value of such benefits includes the extended benefit payment period. The Retirement Plan offers a spousal death benefit in the event a vested employee dies during employment. The bridge benefit under the Additional Benefit Plan described following the 2009 Pension Benefits Table above is not included in the amounts in this table. At December 31, 2009, Mr. Smith had vested benefits and was eligible for early retirement but not yet eligible for normal retirement. Messrs. Lofe, Katkov and Porter and Ms. Berkowitz had vested benefits but were not yet eligible for early retirement or normal retirement.

Equity Acceleration.    The Equity Plan provides that, upon termination of service due to death or disability, all equity awards held by a participant will become 100% vested and immediately exercisable. Stock options and restricted stock units also generally vest at retirement. Restricted stock unit values are based upon the closing market price of PMI Common Stock on December 31, 2009, which was $2.52 per share. The value of the stock options held by the NEOs at year-end is the excess of the year-end closing market price of PMI Common Stock over the exercise prices.

2008 Bonus Payment.    One-half of the 2008 bonus payment under the Bonus Plan is payable upon continued employment until July  1, 2010 but would be accelerated upon a prior termination without cause, or upon death or disability.

Potential Payments in Connection with a Change of Control

PMI has entered into change of control agreements (“COC Agreements”) with all of our Named Executive Officers. Generally, severance benefits will be triggered under the COC Agreements if a change of control occurs and the executive’s employment is terminated during the three year period following a change of control (i) by the executive for “good reason,” as defined in the COC Agreements, or (ii) by PMI (or a successor) other than for “cause,” death or “disability,” as defined in the COC Agreements. The COC Agreements were amended in 2008 to comply with Section 409A, generally providing for a six-month delay in the receipt of certain payments under the Agreements.

“Good reason” is defined in the COC Agreements to include: (i) the assignment to any duties inconsistent in any substantial respect with the executive’s position, authority, duties or responsibilities, or any other substantial diminution in such position, authority, duties or responsibilities; (ii) failure of PMI to comply with compensation and benefits commitments; (iii) relocation or substantial increase in travel; (iv) a purported termination of the COC Agreement by PMI other than in accordance with the COC Agreement; or (v) PMI’s failure to require any successor to it to comply with the COC Agreement. “Good reason” also includes, for COC Agreements initially entered into prior to 2008, termination of employment by the executive for any reason during the 30-day period following the one year anniversary of a change of control. “Cause” means the willful and continued failure of the executive to perform his or her duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to PMI.

Under the COC Agreements, “change of control” generally means the earliest to occur of: (a) the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of PMI’s Common Stock (excluding acquisition directly from PMI, or by any employee benefit plan sponsored or maintained by PMI); (b) the failure of the current Board members, for any reason, to constitute at least a majority of the Board (excluding individuals whose election to the Board was approved by the current Board); (c) consummation by PMI of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of PMI or the acquisition of assets of another entity unless, following such business combination, certain conditions are met; or (d) the approval by PMI’s stockholders of a complete liquidation or dissolution of PMI.

Payments and benefits payable under the COC Agreements in the event of a qualifying termination include a lump-sum cash payment of the aggregate of the following amounts: (i) the sum of the executive’s annual base salary through the date of termination; (ii) a pro rata bonus for the portion of the year during which termination occurs equal to the greater of the executive’s highest bonus earned under our annual incentive plans for the last three full fiscal years preceding the change of control and the executive’s annual bonus earned during the last fiscal year prior to termination (such greater amount, the “Highest Annual Bonus”); (iii) any compensation previously deferred by the executive; (iv) any accrued vacation pay; (v) up to three times (the “multiplier”) (depending on the executive involved) the sum of the executive’s annual base salary and the Highest Annual Bonus; (vi) the difference between the aggregate benefit under the SERP which the executive would have accrued (whether or not vested) had the Executive’s employment continued for up to three years (depending on the executive involved) after the date of termination, and the actual vested benefit under such plan as of the date of the executive’s termination of employment; (vii) credit of up to three years (depending on the executive involved) for purposes of eligibility for retiree medical benefits, although Executives who are at least age 50 on the date of termination are deemed to be eligible for retiree medical benefits; (viii) continuation of welfare benefit plan coverage (i.e., health, life, disability and similar benefits) for up to three years (depending on the executive involved); and (ix) outplacement services not to exceed 15% of base salary (estimated for purposes of the table below at $25,000 per NEO). Under certain circumstances following a change of control, a portion of the present value of the benefits payable either under the COC Agreement or otherwise, or upon the acceleration of the vesting of all outstanding stock options, restricted stock and stock units could be subject to a 20% excise tax under the Code, and be nondeductible by PMI. For COC Agreements initially entered into prior to 2008, PMI has agreed to reimburse the executives for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement, whether or not the employment of the Executive has been terminated; provided, however, that if the change of control payments and benefits exceed the applicable excise tax safe harbor by 10% or less, the change of control payments and benefits will be reduced below the safe harbor to avoid application of the excise tax and gross up.

The health benefits provided to executives under the COC Agreements are secondary to other health benefits to which an executive becomes eligible upon re-employment. Under the COC Agreements, the executives are subject to a confidentiality covenant. No new COC Agreements were entered into from 2008 to the date of this Proxy Statement that provide an excise tax gross up, or that provide benefits upon a change of control unaccompanied by an adverse change in employment.

Certain PMI benefit plans provide for the acceleration of benefits upon a change of control without an adverse change in employment. The Equity Plan provides that, upon a change of control, outstanding equity awards generally become 100% vested. Under the Equity Plan, the term “change of control” is generally the same as that for the Agreements. Stock options and restricted stock unit values are based upon the closing market price of PMI Common Stock on December 31, 2009, $2.52 per share. The Officer Deferred Compensation Plan, in effect prior to 2005, and the 2005 Officer Deferred Compensation Plan each provide that, upon a change of control, a participant’s deferred compensation account will be distributed in full. The definition of “change of control” contained in the pre-2005 Plan is generally the same as that for the COC Agreements. Under the 2005 Plan, the term “change of control” is as defined in Section 409A. See the 2009 Nonqualified Deferred Compensation Table, above, for 2009 year-end NEO balances. In addition, upon a change of control, the Company is obligated to set aside assets into a “rabbi trust” for the payment of benefits under the SERP.

SERP.    Under the COC Agreements, each eligible NEO would receive credit for the number of additional years of service that represents his multiplier. For example, an NEO with a multiplier of 3 would receive credit for 3 additional years of service under the SERP. The information in the Incremental Increase in SERP row below is the incremental increase in the SERP benefits based on the additional service credit. See information on the SERP in the Potential Payments Upon Termination Unrelated to a Change of Control section.

The following table assumes a hypothetical termination of employment date and a change of control date of December 31, 2009, and provides information on the augmented benefits payable to NEOs upon termination of employment accompanied by a change of control. Base salary and accrued vacation are assumed to be paid to the date of termination. Because the vesting of equity awards accelerates upon either a change of control, or upon certain events related to termination of employment, the value of accelerated equity is set forth in both the table below and also in the table under Potential Payments Upon Termination Unrelated to a Change of Control. See also 2008 Bonus Payment above. The table below reflects benefits payable upon a hypothetical change of control accompanied by termination of employment for “Good Reason” or involuntarily without cause.1

	L. Stephen Smith	Donald P. Lofe, Jr.	David H. Katkov	Lloyd A. Porter	Joanne M. Berkowitz
Cash Severance	$6,672,000	$2,517,500	$3,054,000	$1,935,000	$1,855,000
Bonus	1,394,000	567,000	573,000	409,000	392,000
Incremental Increase in SERP	4,026,453	228,391	377,258	167,820	172,048
Acceleration of Stock Options	630,000	277,200	277,200	201,600	201,600
Acceleration of Restricted Stock Units	458,978	183,960	185,976	133,560	131,040
Acceleration of 2008 Bonus Payment	0	133,000	140,500	90,500	86,500
Health Premiums and Related Benefits	61,071	51,387	62,355	42,573	863
Outplacement	25,000	25,000	25,000	25,000	25,000
Excise Tax and Gross Up	5,616,895	1,484,738	1,870,126	1,082,379	1,167,797

[1]	Benefits payable upon termination for any other reason in connection with a change of control are limited to acceleration of the vesting of equity awards (based solely on a change of control), payment of a pro-rata bonus unless terminated for cause, and payment of vested retirement benefits.

Equity Compensation Plan Information

As of December 31, 2009

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) )[1] (c)
Equity compensation plans approved by security holders (i.e., Equity Incentive Plan, ESPP and 2005 Officer Deferred Compensation Plan)	4,386,600	$36.78	2,744,226
Equity compensation plans not approved by security holders	N/A

[1]

This amount includes 399,602 shares available for issuance under the Employee Stock Purchase Plan (“ESPP”) and 134,526 shares available for issuance as a Company match under the 2005 Officer Deferred Compensation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, the following directors served as members of the Compensation Committee of the Board of Directors: Louis G. Lower II, Chair, Ronald H. Zech, Vice Chair, Wayne E. Hedien, Raymond L. Ocampo Jr., Steven L. Scheid and José H. Villarreal. There were no interlocks or insider participation transactions or relationships among the Committee members and the Company during the past fiscal year.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of PMI’s consolidated financial statements, (ii) PMI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and PMI’s internal audit function; and to prepare this report. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by applicable listing standards of The New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

The Audit Committee Charter is reviewed at least annually, including in the past fiscal year, by the Audit Committee and specifies the scope of the Audit Committee’s responsibilities.

Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. PMI’s independent auditors are responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed PMI’s audited consolidated financial statements for the year ended December 31, 2009 and related controls, compliance and other matters with management and the independent auditors. These discussions included those matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, SEC Rules, and other professional standards, as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB, and has discussed with the auditors the auditors’ independence. The Committee also reviewed management’s report on its assessment of the effectiveness of PMI’s internal control over financial reporting and the independent auditors’ report on the effectiveness of PMI’s internal control over financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that our consolidated financial statements are fairly stated in all material respects, that the audits of our consolidated financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact “independent.”

In reliance upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and as set forth in the Charter, the Audit Committee recommended to the Board of Directors that PMI’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CARMINE GUERRO, CHAIR

JOHN D. ROACH, VICE CHAIR

RAYMOND L. OCAMPO JR.

MARY LEE WIDENER

ITEM 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2010. The Board of Directors recommends that PMI’s stockholders ratify the Audit Committee’s selection of Ernst & Young LLP. Last year, PMI’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal is presented to the stockholders in order to permit them to participate in the selection of our auditors. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other auditors; however, the Audit Committee reserves the right to retain Ernst & Young LLP regardless of stockholder ratification.

Under the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the work of Ernst & Young LLP (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP reports directly to the Audit Committee. To ensure auditor independence with regard to services performed and to comply with the Sarbanes-Oxley Act of 2002 and the rules of SEC and the New York Stock Exchange, the Audit Committee has established detailed policies and procedures specifying services that may be performed by Ernst & Young LLP for PMI and its subsidiaries. These policies and procedures further require the pre-approval of specified services to be performed by Ernst & Young LLP. Pursuant to such policies and procedures, the Audit Committee has delegated to the Audit Committee Chair, or in the event the Chair is unavailable, the Vice Chair, the authority to pre-approve the engagement of Ernst & Young LLP to provide certain audit, audit-related, tax and other permitted non-audit services. Any pre-approval decisions by the Chair or Vice Chair must be reported to the Audit Committee at its next scheduled meeting. Additionally, an engagement letter satisfying specific requirements must be entered into before any such services may be provided by Ernst & Young LLP. PMI and its subsidiaries, and their officers and financial staff, are further precluded under the policies and procedures from engaging Ernst & Young LLP to provide any services that are prohibited by the SEC, or that would impact the independence of Ernst & Young LLP under the standards of the Public Company Accounting Oversight Board. No services were approved pursuant to the “de minimis” services safe harbor exception in 2009. For the year ended December 31, 2009, Ernst & Young LLP audited our consolidated financial statements and performed certain audit, audit-related and other services.

AUDIT FEES.    Fees for audit services totaled approximately $3,511,000 for the year ended December 31, 2009 and approximately $4,180,000 for the year ended December 31, 2008. The fees paid in each year primarily related to the annual audits of PMI and its subsidiaries, reviews of our quarterly reports on Form 10-Q, consents, comfort letter procedures, attestation on internal control over financial reporting required by section 404 of the Sarbanes-Oxley Act and audits of statutory financial statements required by state insurance departments and foreign regulatory bodies.

AUDIT-RELATED FEES.    Fees for audit-related services totaled approximately $186,000 for the year ended December 31, 2009 and approximately $496,000 for the year ended December 31, 2008. The fees paid in each year primarily related to actuarial opinions required by state insurance departments and foreign regulatory bodies and audits of PMI’s employee benefit plans.

TAX FEES.    There were no tax services provided to PMI by Ernst & Young LLP in 2009 or 2008.

ALL OTHER FEES.    Fees for all other services not included above totaled approximately $12,000 for each of the years ended December 31, 2009 and December 31, 2008. The fees paid in each year principally related to Board and Board committee self-assessment survey compilation, a subscription for an accounting research tool and certain compliance reviews.

The Audit Committee believes that the provision of the services described above is compatible with the auditors’ independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS PMI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

ITEM 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Proposed Amendment

Our Board of Directors has unanimously approved, and recommends that stockholders approve, an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 250,000,000 shares to 350,000,000 shares (the “Charter Amendment”). The number of shares of authorized preferred stock would remain at 5,000,000. The Charter Amendment would restate the first sentence of Section (a) of Article FOUR of the Certificate of Incorporation to read as follows:

“Common Stock.    The total number of shares of Common Stock that the corporation shall have authority to issue is three hundred fifty million (350,000,000), par value $0.01 per share (the “Common Stock”).”

Reasons for the Amendment

Currently, we are authorized to issue 250,000,000 shares of Common Stock. As of March 8, 2010, approximately 82,748,366 shares of our Common Stock were issued and outstanding, approximately 36,565,401 shares of our Common Stock were held in treasury and approximately 9,826,529 shares of Common Stock were subject to outstanding grants or remained available for future grants under our stock-based compensation plans approved by stockholders. Approximately 153,625,105 shares remained available for issuance for general corporate purposes (including the treasury shares). As of the same date, no shares of preferred stock were outstanding. Proposals 4 and 5 herein comprise requests to authorize an aggregate amount of 3,800,000 shares. The Board of Directors believes it is in the best interests of PMI to have a sufficient number of shares of Common Stock available, as the occasion may arise, for possible future financing transactions, stock dividends or splits, and other proper corporate purposes. Over the past three years, the Company’s available shares have been primarily used to grant equity awards to employees and directors, and to make shares available for purchase under our qualified Employee Stock Purchase Plan and our 401(k) plan.

In light of current economic conditions and trends in our markets and business, and as discussed further in our Annual Report on Form 10-K for the year ended December 31, 2009, our Board of Directors and our management are considering raising additional capital and are actively exploring various alternatives to do so, which may include the issuance of capital stock. Although our Board of Directors does not have any plans to issue the new shares authorized by the proposal, if we were to obtain equity financing for a significant portion of our capital needs, we expect that such financing would significantly deplete our existing available shares. The Charter Amendment would give us greater flexibility to freely pursue new business opportunities following such a capital raise by making additional shares of Common Stock available without incurring the delay and expense of conducting a special meeting of our stockholders. Moreover, the Charter Amendment would help to ensure that we have sufficient authorized shares to satisfy our obligations under our outstanding and proposed stock-based compensation arrangements and to consider other transactions approved by our Board of Directors from time to time in the future, including, among other things, subsequent public or private offerings, stock dividends or splits, acquisitions and other corporate transactions.

Effects of the Amendment; Potential Dilution and Anti-Takeover Effects

If the Charter Amendment is approved, the additional shares of Common Stock, if issued, would have the same rights and privileges as the shares of Common Stock currently authorized and/or issued. Our stockholders do not have pre-emptive rights to subscribe for any shares of Common Stock with respect to new issuances of our Common Stock. If the Charter Amendment is approved by our stockholders, our Board of Directors will have authority to issue up to 350,000,000 shares of Common Stock. Under Delaware law, our Board of Directors may issue theretofore unissued and unreserved shares up to the number of shares authorized in the Certificate of Incorporation, without any further action or approval of our stockholders. The NYSE requires stockholder approval for stock issuances only in certain circumstances. If our Board of Directors elects to authorize the issuance of new shares, such issuance could have a dilutive effect on our earnings per share, our book value per share and the voting power and proportionate stock holdings of our current stockholders, depending upon the particular circumstances of such issuance.

The availability of additional shares of Common Stock could render more difficult or discourage a possible non-negotiated takeover attempt, potentially limiting the opportunity of our stockholders to dispose of their shares at a premium, which may be offered in takeover attempts or a merger proposal. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid that our Board of Directors believes is not in the best interests of PMI and our stockholders. Similarly, additional shares of Common Stock could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the aggregate voting power of parties attempting to obtain control of PMI. The proposed increase in authorized Common Stock is not in response to, and as of the date of mailing this Proxy Statement PMI is not aware of, any effort by any person or group to obtain control of PMI. Our Board of Directors does not intend to use the proposed new share authorization to recommend or implement anti-takeover measures, although our Board of Directors could recommend or implement anti-takeover measures from time to time in the future using existing authorized shares of PMI’s capital stock if the Board of Directors were to determine that such measures are appropriate under the circumstances.

Vote Required for Approval of the Amendment

Approval of the Charter Amendment requires the affirmative vote of a majority of our outstanding shares of Common Stock entitled to vote. If approved at the Annual Meeting, the Charter Amendment would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file following the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

ITEM 4: APPROVAL OF AN AMENDMENT TO THE PMI EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve a proposed amendment (the “ESPP Amendment”) to our Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares of our Common Stock (“Shares”) that may be issued under the ESPP by 800,000 Shares so that we can continue to use the ESPP to achieve the Company’s goals. No other material changes are being made to the ESPP. Our stockholders have previously authorized a total of 1,950,000 Shares (as adjusted to reflect stock splits) for issuance under the ESPP. As of March 8, 2010, 235,714 Shares remained available for issuance under the ESPP.

We believe that the ESPP benefits the Company and its stockholders by helping to attract, retain and motivate valued employees by offering them an opportunity to purchase Shares through convenient payroll deductions. To provide a reasonable reserve of Shares to permit us to continue offering this opportunity to eligible employees, on February 24, 2010, the Compensation Committee (the “Committee”) approved submission of the proposed ESPP Amendment to a vote of our stockholders at the Annual Meeting.

Approval of this proposal requires the affirmative vote of a majority of the Shares that are present in person or by proxy and entitled to vote at the Annual Meeting. Our Named Executive Officers have an interest in this proposal because they, along with other eligible employees, may participate in the ESPP. Directors who are not employees of the Company (or its subsidiaries participating in the ESPP) are not eligible to participate in the ESPP.

Description of the Amended ESPP

The following paragraphs provide a summary of the principal features of the ESPP, as amended, and its operation and as such are qualified in their entirety by reference to the ESPP. The ESPP, as amended, is set forth in its entirety as Appendix A to the electronic format of this Proxy Statement as filed with the SEC which may be accessed from the SEC’s website at http://www.sec.gov. In addition, a copy of the ESPP may be obtained upon written request to the Company.

Purpose

The purpose of the ESPP is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase Shares through payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Eligibility to Participate

Most employees of the Company and its participating subsidiaries are eligible to participate in the ESPP. However, an employee is not eligible if he or she owns or has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company or is normally scheduled to work less than or equal to five months per calendar year. The Committee has the discretion to exclude, but has to date not excluded, employees who (a) have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (b) customarily work less than or equal to twenty hours per week (or such lesser period of time as may be determined by the Committee in its discretion), or (c) are highly compensated employees with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act. The Committee also may exclude citizens or residents of a non-U.S. jurisdiction if such participation is prohibited by applicable local laws or if complying with such applicable laws would cause the ESPP or an offering under the ESPP to violate Code Section 423. As of January 1, 2010, the beginning date of the last enrollment period, approximately 700 employees were eligible to participate in the ESPP.

Administration, Amendment and Termination

The Committee administers the ESPP. The members of the Committee serve at the pleasure of our Board of Directors (the “Board”). Subject to the terms of the ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP including (but not limited to) the discretion and authority to: interpret and determine the meaning and validity of the provisions of the ESPP and the options, determine questions relating to the administration, operation or validity of the ESPP or the options, determine the form and manner of participants’ elections under the ESPP, determine considerations affecting participants’ eligibility, determine the time(s) when and number of Shares for which options are granted and designate separate offerings under the ESPP. The Committee also may adopt such procedures and subplans as are necessary or appropriate to permit participation in the ESPP by employees who are foreign nationals or employed outside of the United States. The Committee may delegate to any one or more of its members or to any other person the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the ESPP.

The Board or the Committee may amend, suspend or terminate the ESPP at any time and for any reason. However, as required by Section 423 of the Code, certain material amendments to the ESPP must be approved by the Company’s stockholders. Further, the amendment, suspension, or termination of the ESPP may not, without the consent of the participant, alter or impair any rights or obligations under any option granted to such participant under the ESPP; provided however, that without regard to whether a participant’s rights have been adversely affected, the Committee may change the duration of an option, limit the frequency and/or number of changes in the amount withheld during a duration of an option, establish exchange ratios of amounts withheld in a non-U.S. currency, permit payroll withholdings in excess of the amount designated by a participant to adjust for processing delays or mistakes, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures, and such other limitations or procedures as the Committee determines advisable and that are consistent with the ESPP. Additionally, without regard to whether a participant’s rights have been adversely affected, if the Committee determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Committee may modify or amend the ESPP to reduce or eliminate such consequences. The ESPP will remain in effect until terminated pursuant to the terms of the ESPP.

Number of Shares Available for Issuance Under the ESPP

Our stockholders previously have authorized a total of 1,950,000 Shares (as adjusted for stock splits) under the ESPP. The ESPP amendment proposes an increase of 800,000 Shares. A maximum of 2,750,000 Shares will be authorized for issuance under the ESPP if the ESPP Amendment is approved by our stockholders at the Annual Meeting, of which 1,035,714 shares would be available for purchase. Shares sold under the ESPP may be newly issued Shares or treasury Shares. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, distribution (whether in the form of cash, shares, other securities or other property), merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee will adjust the number, kind and purchase price of the shares available for purchase under the ESPP and adjust the maximum number of shares subject to any option under the ESPP as it deems appropriate in order to prevent the diminution or enlargement of the benefits or potential benefits intended to be made available under the ESPP.

Enrollment and Contributions

Eligible employees may voluntarily elect to enroll in the ESPP by submitting an enrollment form in a form and manner and by a deadline determined by the Committee. Employees join for an enrollment period of twenty-four months; provided, however, that an employee may cancel his or her enrollment at any time (subject to ESPP rules).

Participating employees contribute to the ESPP through payroll deductions. The Committee, at its discretion and subject to the terms of the ESPP, may permit contributions by other methods. For example, if local law prohibits payroll withholdings by participants of such non-U.S. jurisdiction, the Committee may provide that participants make contributions via cash payment. Participating employees generally may contribute any whole percentage or a specific dollar amount of their eligible compensation through after-tax payroll deductions, provided, that, the percentage or amount elected must result in expected payroll deductions of at least $25.00 per pay period (denominated in the base currency of the country of residence). From time to time, the Committee may establish a different maximum permitted contribution amount, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 27 months). After an enrollment period has begun, a participating employee may increase or decrease his or her contribution percentage (subject to ESPP rules).

Purchase of Shares

Within each twenty-four month enrollment period, there are approximately four consecutive six-month purchase periods. On the last business day of each six-month purchase period (the “Purchase Date”), the Company uses each participating employee’s payroll deductions to purchase Shares for the employee. The price of the Shares purchased will be determined under a formula established in advance by the Committee. However, in no event may the purchase price be less than 85% of the lower of (1) the stock’s market value on the first day of the enrollment period (the “Enrollment Date”), or (2) the stock market’s value on the Purchase Date. Currently, the purchase price for Shares is set as the lower of 85% of the stock’s market value on the Purchase Date or the Enrollment Date. No employee may purchase more than 2,500 Shares during each purchase period nor during each calendar year. Notwithstanding such limit, in any single year, no employee may purchase more than $25,000 of Shares (based on market value on the applicable Enrollment Date(s)). The Committee also has discretion to set a different limit on the number of Shares that may be purchased on any Purchase Date, to set a lower (but not higher) limit on the dollar value of Shares that may be purchased, and to change the dates on which Shares are purchased. “Market value” under the ESPP generally means the closing market price of a Share on the New York Stock Exchange for the day in question.

Termination of Participation

Participation in the ESPP generally terminates when a participating employee’s employment with the Company or its participating subsidiary ceases for any reason, the employee no longer meets the eligibility requirements of the ESPP, the employee withdraws from the ESPP in accordance with its terms, or the ESPP is terminated or amended so that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of Shares that may be purchased under the ESPP is determined, in part, by the Shares’ market value on the applicable Enrollment Date and Purchase Date and given that participation in the ESPP is voluntary on the part of eligible employees, the actual number of Shares that may be purchased by any individual is not determinable. For illustrative purposes, we show below the number of Shares that were purchased during 2009 under the ESPP by the individuals and groups identified below and the average per Share purchase price paid for such Shares.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price
L. Stephen Smith	—
Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer

Donald P. Lofe, Jr.	2,499.995	$1.67
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

David H. Katkov	—
Executive Vice President and Chief Business Officer

Lloyd A. Porter	—
Executive Vice President and Chief Risk Officer

Joanne M. Berkowitz	—
Executive Vice President and Chief Insurance Operations Officer

All current executive officers as a group	2,859.275	$1.67

All directors who are not executive officers, as a group[1]	—

All current employees who are not executive officers, as a group	301,097.720	$1.67

[1]	Directors who are not employees of the Company or its participating subsidiaries are not eligible to participate in the ESPP.

U.S. Tax Aspects

Based on management’s understanding of current U.S. federal income tax laws, the tax consequences of the purchase of Shares under the ESPP are briefly described below.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the Shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the Shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the Shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the Shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a Share on the Enrollment Date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the Shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the Shares on the date the Shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the Shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of Shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE PMI EMPLOYEE STOCK PURCHASE PLAN.

ITEM 5: APPROVAL OF AN AMENDMENT TO THE PMI AMENDED AND RESTATED EQUITY INCENTIVE PLAN

We are asking our stockholders to approve a proposed amendment (the “EIP Amendment”) to the Amended and Restated Equity Incentive Plan (“Equity Plan”) to increase the authorized shares thereunder so that we can continue to use the Equity Plan to achieve our goals of attracting and retaining the best available personnel and to provide additional incentives to our employees to work diligently to promote our growth and profitability.

The Compensation Committee has approved submission of the proposed EIP Amendment to a vote of our stockholders at the Annual Meeting, so that we can continue to provide the competitive compensation needed to motivate and retain outstanding talent who are in a position to contribute to the success of our Company. If the stockholders approve the EIP Amendment, an additional three million shares of PMI Common Stock will be authorized for the Equity Plan.

Stockholders last approved a restatement of the Equity Plan at PMI’s 2009 annual stockholders’ meeting, which did not entail requesting additional shares. The changes to the Equity Plan approved in 2009 included adding more performance goals in the Equity Plan that the Committee may make applicable to a participant with respect to an award; expansion of the types of recapitalization events that would require adjustment of awards in order to prevent dilution or diminution of awards; and providing that shares of PMI Common Stock (“Shares”) that are not issued or delivered as a result of a net settlement of an outstanding stock option, used to pay the exercise price or withholding taxes related to an outstanding award, or repurchased on the open market with the proceeds of the exercise price of an option will not be returned to the pool of Shares reserved for issuance under the Equity Plan. If the stockholders do not approve the increase in authorized Shares for the Equity Plan, we will continue to use the plan to the extent of available Shares.

Number of Shares of Common Stock Available Under the Equity Plan

A total of 18,000,000 Shares have been reserved for issuance under the Equity Plan, and no more than 6,000,000 of those Shares may be issued pursuant to Awards of restricted stock, stock units, performance units or performance shares. The EIP Amendment that is now proposed would increase the authorized shares for the Equity Plan by 3,000,000 Shares to a total of 21,000,000 Shares. The proposal does not include any other changes to the Equity Plan. As of March 8, 2010, 7,310,171 Shares were subject to outstanding options and 1,613,459 Shares were subject to outstanding stock units. At that date, there were no performance shares or restricted stock outstanding under the Equity Plan and a total of 417,185 Shares remained available for grant under the Equity Plan.

DESCRIPTION OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The following paragraphs provide a summary of the principal features and operation of the Equity Plan and as such are qualified in their entirety by reference to the Equity Plan. The EIP Amendment as proposed is set forth in Appendix B to the electronic format of this Proxy Statement as filed with the SEC which may be accessed from the SEC’s website at http://www.sec.gov. In addition, a copy of the Equity Plan may be obtained upon written request to the Company.

Background and Purpose of the Amended and Restated Equity Incentive Plan

The Equity Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights (“SARs”), (3) restricted stock, (4) performance units, (5) performance shares and (6) stock units (individually, an “Award”). The Equity Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, non-employee directors and consultants who provide significant services to us. The Equity Plan also is intended to reward PMI’s growth and profitability and to permit us to grant Awards that qualify as performance-based compensation under Section 162(m) of the Code.

Administration of the Amended and Restated Equity Incentive Plan

The Equity Plan is administered by the Compensation Committee. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act to qualify transactions as exempt under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Code so that PMI can receive a federal tax deduction for certain compensation paid under the Equity Plan.

Subject to the terms of the Equity Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the vesting schedule), and interpret the provisions of the Equity Plan and outstanding Awards. Our non-employee directors are eligible to receive only automatic and non-discretionary quarterly Awards of stock units. The Committee may delegate any part of its authority and powers under the Equity Plan to one or more directors and/or officers of PMI, but the Committee may not delegate its authority and powers with respect to officers of PMI who are subject to Section 16 of the Exchange Act or with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m).

The Committee may not reduce the exercise price of an Award or permit the surrender or cancellation of an Award in exchange for (a) a substitute Award settled in Shares only having a lower exercise price, (b) a different type of Award settled in Shares only, or (c) a combination of (a) and (b).

If an Award is settled in cash pursuant to its terms, expires, terminates or lapses for any reason, the Shares generally will be returned to the available pool of Shares reserved for issuance under the Equity Plan; provided that such Shares were not (i) issued in connection with the net settlement of an outstanding option, (ii) used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) repurchased on the open market with the proceeds of the exercise price of an option.

Also, in the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company, or other change in our corporate structure, the Committee shall adjust the number and class of Shares available for issuance under the Equity Plan, the outstanding Awards and the per-person limits on Awards, as appropriate to prevent the dilution or diminution of Awards.

Eligibility to Receive Awards

The Committee selects the employees and consultants who will be granted Awards under the Equity Plan. The actual number of individuals who will receive an Award under the Equity Plan cannot be determined in advance because the Committee has the discretion to select the participants. Our non-employee directors are not eligible to receive discretionary Awards under the Equity Plan. Instead, our non-employee directors automatically are granted Awards of stock units with a predetermined value for each quarter that they serve on our Board. The Committee has delegated to the Chief Executive Officer the power to grant stock options to individuals with a base salary of less than $260,000 annually who are not subject to Section 16 of the Exchange Act.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Equity Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not PMI, to more favorable tax treatment). The number of Shares covered by each option will be determined by the Committee, but during any period of three consecutive fiscal years of PMI, no participant may be granted options covering more than 900,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value on the grant date of the Shares covered by the option. An exception would be made for any options that PMI grants in substitution for options held by employees of companies that PMI acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer).

The exercise price of an incentive stock option must be at least 110% of the fair market value on the grant date of the Shares covered by the option if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of PMI or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. However, generally if a participant terminates his or her service due to retirement, death or disability, or if a change of control occurs prior to the participant’s termination of service (as determined under the terms of the Equity Plan), his or her options would vest immediately. Subject to the terms of the Equity Plan, options granted thereunder expire at the times established by the Committee, but not later than ten years after the grant date (except in certain cases of death, in which case a participant’s option may remain exercisable for up to three years after the date of death). Except as otherwise provided in this paragraph (with respect to accelerated vesting), upon any termination of service, unvested options expire immediately. In addition, subject to the ten-year option term (up to 13 years in the event of death), vested options generally expire three years following termination due to death, disability or retirement, and one year following any other termination.

The exercise price of each option granted under the Equity Plan must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Equity Plan. Any taxes required to be withheld must be paid by the participant at the time of exercise.

Stock Appreciation Rights

SARs are awards that grant the participant the right to receive the value of (1) the number of Shares exercised, times (2) the amount by which the market price of our Shares exceeds the exercise price. The exercise price cannot be less than 100% of the stock’s fair market value on the grant date. Thus, a participant will be able to profit from an SAR only if the fair market value of the Shares increases after the SAR is granted. The value received may be paid, in the discretion of the Committee, in cash, Shares having an equivalent value, or a combination thereof. An SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options and accelerate in the same circumstances; for example, upon termination of service due to retirement, death or disability, or if a change of control occurs. The number of Shares covered by each award of SARs will be determined by the Committee, but during any period of three consecutive fiscal years of PMI, no participant may be granted SARs covering more than 900,000 Shares. No SARs have been granted under the Equity Plan.

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The number of Shares of restricted stock granted to any employee or consultant will be determined by the Committee, but during any period of three consecutive fiscal years of PMI, no participant may be granted more than 400,000 Shares of restricted stock. Participants holding restricted stock generally will have the right to vote the Shares and to receive any dividends paid, except that dividends or other distributions paid in Shares will be subject to the same restrictions as the original award.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate; provided, however, that, except as to Awards of restricted stock that vest upon satisfaction of specified performance goals other than continued employment, Awards generally may not vest at a rate of more than one-third of the Shares each year. The Committee, in its discretion, may require the achievement of performance objectives (which may be applied on a company-wide, business unit or individual basis or based on applicable federal or state securities laws or other basis), in order for an Award of restricted stock to vest (see “Performance Goals” below for more information). Notwithstanding the foregoing, generally if a participant terminates his or her service due to retirement, death or disability, or if a change of control occurs prior to the participant’s termination of service, his or her restricted stock would vest immediately. If a participant terminates his or her service for any other reason prior to an Award of restricted stock vesting, the Award is forfeited.

Performance Units, Performance Shares and Stock Units

Performance units, performance shares and stock units are Awards that will result in a payment of cash, Shares or a combination thereof. Such payment will be made to a participant only if performance goals and/or other vesting criteria (including, for example, continued employment) established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals will be determined by the Committee, and may be applied on a company-wide, business unit or individual basis or any other basis, as deemed appropriate in light of the participant’s specific responsibilities (see “Performance Goals” below for more information).

Awards that vest solely as a result of continued employment generally may vest as to no more than one-third of the covered Shares each year. In addition, regardless of the Award’s vesting schedule, generally if a participant terminates his or her service due to retirement, death or disability, or if a change of control occurs prior to the participant’s termination of service (as determined under the terms of the Equity Plan), 100% of any outstanding performance units, performance shares or stock units would be deemed to be earned and would be immediately payable to the participant, or, in cases where a participant has received a target Award of performance units or performance shares, 100% of the target amount immediately would vest.

During any period of three consecutive fiscal years of PMI, no participant may receive discretionary grants covering more than 400,000 performance units, performance shares or stock units.

Non-Employee Director Awards

Our non-employee directors receive quarterly, automatic, non-discretionary grants of stock units with an initial value of $4,000, subject to a quarterly limit of 2,500 units. The number of units granted depends on the fair market value of our Common Stock on the grant date, but each stock unit has an initial value equal to the fair market value of a Share on the grant date. Non-employee director grants of stock units vest on the fifth anniversary of the applicable grant date. However, if a non-employee director terminates his or her service on the Board for any reason, including on account of retirement, death, disability, resignation or non-reelection to the Board, his or her grant will vest immediately. In addition, a non-employee director may elect to defer the payout of his or her stock units in accordance with procedures established by the Committee. Any dividend or other distribution paid on Shares underlying a stock unit is deemed reinvested in stock units and will be subject to the same terms and conditions as the original award.

Performance Goals

Under the Equity Plan, to qualify the grant of restricted stock, performance shares, performance units and stock units as “performance-based compensation” under Code Section 162(m), the Committee has the discretion to make one or more performance goals applicable to a participant with respect to an Award from among the following: adjusted book value, book value, brand management, business quality, capital, cash flow, cash operating earnings, combined ratio, customer satisfaction, earnings, equity in the earnings of unconsolidated subsidiaries, expense ratio, incurred losses, loss ratio, market share, net income, operating income, new insurance written, operating cash flow, paid claims, premiums, price to book value ratio, price to earnings ratio, ratings, return on average assets, return on average equity, return on revenue, revenue, risk in force, total shareholder return, and value added (as such terms are defined in the Bonus Plan). The performance goals may differ from participant to participant and from Award to Award. Any criteria used may be measured, as applicable, (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against other companies or financial metrics), (3) on a per-share or share per capita basis, (4) against the performance of PMI as a whole or a segment or products of PMI, and/or (5) on a pre-tax or after-tax basis.

Awards to be Granted to Certain Individuals and Groups

The number of Awards (if any) that an employee or consultant may receive under the Equity Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers have an interest in this proposal because they are eligible to receive discretionary Awards under the Equity Plan. Our non-employee directors have an interest in this proposal because they are automatically granted Awards of stock units with a pre-determined value for each quarter that they serve on our Board. Our non-employee directors are not eligible to receive discretionary Awards under the Equity Plan. To date, stock options, restricted stock, stock units and performance shares have been granted under the Equity Plan.

The following table sets forth, for the period from January 1, 2009 through March 8, 2010, (a) the total number of Shares subject to options granted under the Equity Plan, (b) the per Share exercise price of such options, (c) the total number of stock units granted under the Equity Plan, and (d) the dollar value of such stock units based on 3.06 per unit, the last reported trade price for Shares on March 8, 2010:

Name of Individual or Group	Year	Number of Options Granted	Weighted Average Per Share Exercise Price		Number of Stock Units Granted	Aggregate Dollar Value of Stock Units Granted
L. Stephen Smith	2010	478,600		$2.89	—	$
Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer	2009	250,000		$0.61	125,000		382,500

Donald P. Lofe, Jr.	2010	220,000		$2.89	—
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2009	110,000		$0.61	55,000		168,300

David H. Katkov	2010	220,000		$2.89	—
Executive Vice President and Chief Business Officer	2009	110,000		$0.61	55,000		168,300

Lloyd A. Porter	2010	155,000		$2.89	—
Executive Vice President and Chief Risk Officer	2009	80,000		$0.61	40,000		122,400

Joanne M. Berkowitz	2010	155,000		$2.89	—
Executive Vice President and Chief Insurance Operations Officer	2009	80,000		$0.61	40,000		122,400

All current executive officers as a group (6 persons)	2010	1,383,600		$2.89	—
	2009	680,000		$0.61	340,000		1,040,400

All current directors who are not executive officers, as a group (8 persons)	2010	—		—	12,955		39,642
	2009	—		—	64,507		197,391

All employees who are not executive officers, as a group	2010 2009	499,000 200,000	$ $	2.89 0.61	150,000 295,000		459,000 902,700

Limited Transferability of Awards.    Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options by bona fide gift (1) to a member of the participant’s immediate family, (2) to a trust or other entity for the sole benefit of the member(s) of the participant and/or his or her immediate family, (3) to a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family, or (4) to a tax-qualified not-for-profit organization. Additionally, the Committee, in its discretion, may permit a participant to transfer an Award to an individual or entity other than PMI.

Change of Control.    In the event of a change of control (as defined in the Equity Plan) that occurs prior to a participant’s termination of service, the right to exercise each stock option then outstanding shall accrue as to one hundred percent (100%) of the Shares subject to such stock options, all outstanding Shares of restricted stock shall be one hundred percent (100%) vested in the participant, all outstanding performance units, performance shares and stock units shall be deemed to be earned and shall be immediately payable to the participant, and, with respect to target-based vesting of performance units or Shares, one hundred percent (100%) of the target amount shall vest.

FEDERAL INCOME TAX ASPECTS

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and PMI of Awards granted under the Equity Plan as of the date of this Proxy Statement. We strongly encourage recipients of Awards to consult their tax, financial, or other advisors regarding the tax treatment of such Awards.

Nonqualified Stock Options and Stock Appreciation Rights.    A nonqualified option is an option that does not qualify for the tax treatment available under Section 422 of the Code. No taxable income is recognized when a nonqualified stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares over the exercise price. Any additional gain or loss recognized upon any later disposition of the Shares is capital gain or loss.

Incentive Stock Options.    An incentive stock option qualifies for the tax treatment available under Section 422 of the Code. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock.    Unless a participant elects otherwise, generally no taxable income is reportable upon a grant of restricted stock. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares received minus any amount paid for the Shares. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Performance Units, Performance Shares and Stock Units.    Generally, no taxable income is reportable when an Award of performance units, performance shares, or stock units is granted. Instead, the participant will recognize ordinary income at the time of payout, equal to the fair market value (on the payout date) of the Shares or cash received. If the payout is in the form of Shares, any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Deferred Payout.    A participant who defers the payout of an Award or the delivery of proceeds payable upon an Award exercise will recognize ordinary income at the time of payout in the same amounts as described above. If the participant receives Shares, any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Section 409A.    Code Section 409A provides certain new requirements on non-qualified deferred compensation arrangements. Awards granted with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax).

Tax Effect for PMI.    PMI generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer (i.e., our principal executive officer) and to each of our three other most highly compensated executive officers for the taxable year (other than the principal financial officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, PMI can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Equity Plan, setting limits on the number of Awards that any individual may receive and for Awards other than stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Equity Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting PMI to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

AMENDMENT AND TERMINATION OF THE AMENDED EQUITY INCENTIVE PLAN

The Board generally may amend or terminate the Equity Plan at any time and for any reason. However, PMI will obtain stockholder approval of any amendment to the extent required by applicable law, regulation or rule, including the rules of the New York Stock Exchange. PMI also will seek stockholder approval of material amendments (as determined by the Committee), even if PMI would not otherwise be required to do so. Also, without further stockholder approval, no incentive stock options may be granted after February 24, 2019.

SUMMARY

We believe strongly that the approval of the EIP Amendment is essential to the Company’s success. Awards such as those provided under the Equity Plan constitute an important incentive and help us to attract, motivate and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. We strongly believe that the EIP Amendment and the Equity Plan are vital to our ability to motivate and retain our outstanding and highly skilled individuals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE AMENDMENT TO THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no reportable related person transactions. The Board of Directors has adopted a written policy for the review of transactions with related persons. The policy requires the Governance and Nominating Committee’s review, approval or ratification of any transactions between PMI and related persons. The policy defines “related person” to include directors, nominees for director, executive officers, holders of more than 5% of PMI’s outstanding Common Stock and members of their immediate families. In deciding whether to approve, ratify or deny a transaction, the Committee reviews all the relevant facts of a transaction and determines whether a given transaction is consistent with the best interests of PMI and its stockholders, applying the following factors, among others:

•	whether the terms of the transaction are fair to PMI and on terms at least as favorable as would apply if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for PMI to enter into the transaction;

•	whether the transaction would impair the independence of a non-management director; and

•	whether the transaction would present a conflict of interest for the related person.

LEGAL PROCEEDINGS

In April 2008, PMI and certain of our current and former executive officers and directors were named in two putative shareholder derivative suits; the first, filed in the United States District Court for the Northern District of California, Case No. CV 082046 (The Port Authority of Allegheny Retirement and Disability Allowance Plan for Employees Represented by Local 85 of the Amalgamated Transit Union v. L. Stephen Smith, W. Roger Haughton, David H. Katkov, Donald P. Lofe, Jr., Mariann Byerwalter, Dr. James C. Castle, Carmine Guerro, Wayne E. Hedien, Louis G. Lower, II, Raymond L. Ocampo, Jr., John D. Roach, Kenneth T. Rosen, Steven L. Scheid, José H. Villarreal, Mary Lee Widener, Ronald H. Zech, and The PMI Group, Inc., Nominal Defendant), and the second suit, filed in the Superior Court of the State of California, County of Contra Costa, Case No. C 08-01068 (Jorge Torres, Derivatively on Behalf of The PMI Group, Inc. v. L. Stephen Smith, Victor J. Bacigalupi, Bradley M. Shuster, Joanne M. Berkowitz, David H. Katkov, Lloyd A. Porter, Daniel L. Roberts, Thomas H. Jeter, Donald P. Lofe, Jr., Kenneth T. Rosen, John D. Roach, James C. Castle, Ronald H. Zech, Wayne E. Hedien, Mary Lee Widener, and Raymond L. Ocampo). These derivative complaints assert breach of fiduciary duty for improper financial reporting, insider trading, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and violations of California statutes; and seek, among other relief, unspecified damages, treble damages under California statutes, equitable and injunctive relief, restitution, and reasonable attorneys’ fees and costs. The two derivative actions were previously stayed pending resolution of the motion to dismiss in the consolidated securities actions. The plaintiffs in the Torres case described above have agreed to stay their action until the complaint in The Port Authority of Allegheny federal derivative action survives a motion to dismiss or is dismissed without leave to amend. The plaintiffs in The Port Authority of Allegheny case filed an amended complaint on March 1, 2010. Defendants’ response to the amended complaint is due to be filed on or before April 15, 2010. The cases are not currently set for trial. Each of the defendants denies any wrongdoing and intends to vigorously defend the actions.

Pursuant to the provisions of PMI’s Bylaws and applicable indemnification agreements, expenses of defense have been advanced on behalf of the individual defendants. See Directors’ Compensation and Benefits and Compensation Discussion and Analysis, above, for a description of indemnification agreements between PMI and its directors and executive officers.

OTHER MATTERS

The Board of Directors does not know of any matters to be acted upon at the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies in consultation with the Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of our Bylaws and the proxy rules promulgated by the SEC. Proposals of stockholders intended for presentation at the 2011 Annual Meeting and for inclusion in PMI’s proxy statement and form of proxy relating to that meeting must be received by PMI by December 4, 2010. Such proposals should be sent in writing by certified mail to the Secretary of PMI at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals will not be accepted.

In accordance with our Bylaws, in order to be properly brought before the 2011 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of PMI not less than 90 days or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws must be received by

PMI not before January 20, 2011, nor later than February 20, 2011, to be timely for consideration at the 2011 Annual Meeting. In addition, such proposals and nominations must contain certain information as set forth in our Bylaws. You may request a copy of our Bylaws by submitting a request in writing to the Secretary of PMI. Proposals and nominations should be sent in writing by certified mail to the Secretary of PMI at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals or nominations will not be accepted.

April 12, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

APPENDIX A

THE PMI GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(May[    ], 2010 Amendment and Restatement)

A-i

(Continued)

A-ii

THE PMI GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(May [            ], 2010 Amendment and Restatement)

SECTION 1

PURPOSE

The PMI Group, Inc. (the “Company”), having established The PMI Group, Inc. Employee Stock Purchase Plan (the “Plan”) effective as of July 23, 1998, and having amended the Plan most recently effective as of May 15, 2008, hereby again amends and restates the Plan in its entirety effective as of May [            ], 2010, subject to approval by an affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Company’s 2010 Annual Meeting of Stockholders. The purpose of the Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of the Company’s common stock through payroll deductions (or other contributions permitted under the Plan). The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company, except that any action that could be taken by the Board of Directors may also be taken by a duly authorized committee of the Board of Directors.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means The PMI Group, Inc., a Delaware corporation.

2.7 “Compensation” means a Participant’s base salary or regular wages (including sick pay and vacation pay). The Committee, in its discretion, may (on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation

Section 1.423-2(f)) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed the required length of service with the Company, if any, as such length may be determined by the Committee in its discretion (such length of required service not to exceed two (2) years), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (4) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the 1934 Act, provided any exclusion be applied with respect to an individual Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the date three (3) months and one (1) day following commencement of such leave. Until and unless determined otherwise by the Committee, Eligible Employees shall exclude each Employee (in addition to those excluded by subsection (a) of this Section 2.8) of an Employer who is customarily employed by the Company and/or a Subsidiary to work less than or equal to five (5) months per calendar year. Notwithstanding the foregoing, Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

2.9 “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary (as the case may be) that directly employs the Participant.

2.10 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, with the consent of the Board or the Committee, have adopted the Plan or have been designated by the Board or the Committee in writing as an Employer for purposes of participation in the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary, as the case may be, that directly employs the Participant.

2.11 “Enrollment Date” means such dates as may be determined by the Committee in its discretion (and on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)) from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Offering” means an offer under this Plan of an option that may be exercised during the period described in Section 5.2. For purposes of this Plan, if the Committee so determines, the employees of the Company and/or employing Subsidiary will be deemed to participate in a separate Offering, even if the Grant Date of the applicable options of such Offering are identical. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (3).

2.14 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.15 “Plan” means The PMI Group, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

2.16 “Purchase Date” means such dates as may be determined by the Committee in its discretion (and on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering.

2.17 “Purchase Period” means the period beginning on such date as may be determined by the Committee, in its discretion (and on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)), and ending on a Purchase Date.

2.18 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available. A maximum of 2,750,000 shares of Common Stock shall be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, distribution (whether in the form of cash, shares, other securities or other property), merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee shall adjust the number, kind and purchase price of the shares available for purchase under the Plan and adjust the maximum number of shares subject to any option under the Plan, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the preceding, the number of shares available in the aggregate under the Plan shall always be a whole number.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time in its discretion (and on a nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2 Payroll Withholding and Contribution. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation or via such other means as specified by the Committee. Pursuant to such procedures as the Committee may specify from time to time (which may be in electronic form) prior to an applicable Enrollment Date, a Participant may elect to have withholding equal to, or otherwise contribute, a whole percentage from one percent (1%) to eighty percent (80%)  of Compensation (or such greater or lesser percentage or dollar amount that the Committee may establish from time to time, in its discretion (and on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section  1.423-2(f))), for all options to be granted on any Enrollment Date in an Offering. If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules or as permitted by Treasury Regulation Section 1.423-2(f) as the Committee in its discretion may specify. A Participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election (which may be in electronic form) in accordance with, and if and to the extent permitted by, procedures established by the Committee from time to time, which may, if permitted by the Committee, include a decrease to zero percent (0%). A Participant may stop his or her payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan shall be deemed to have elected to continue his or her payroll withholding or contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Plan, the Company may automatically decrease a Participant’s payroll deductions to zero percent (0%) at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 7 of the Plan.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion on a uniform and nondiscretionary basis or as permitted by Treasury Regulation Section 1.423-2(f), prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date in an Offering, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3 Number of Shares Subject to Option. The maximum number of shares available for purchase by each Participant under the option during each Purchase Period will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, subject to this Section 5.3. Unless and until otherwise determined by the Committee prior to an applicable Enrollment Date, a Participant may not purchase more than 2,500 shares of Common Stock (subject to adjustment in accordance with Section 3.2) during each Purchase Period. Notwithstanding any contrary provision of the Plan, to the extent required under Section 423 of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year in which such option is outstanding at any time, in accordance with Treasury Regulation Section 1.423-2(i).

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless determined otherwise by the Committee, in which case the Participant may contribute by such other means as specified by the Committee;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1, subject to adjustment under Section 3.2; and

(d) the option in all respects shall be subject to such other terms and conditions, as the Committee shall determine from time to time in its discretion (on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)).

5.5 Separate Offerings. Unless otherwise determined by the Committee, Employees eligible to participate in each subplan (if any subplan is adopted by the Committee as necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the U.S.) will participate in a separate Offering.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2 and the limits established under Section 5.3, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall, in the discretion of the Committee, either be refunded to the Participant (without interest thereon, unless otherwise required under applicable law, in accordance with Section 12.1) or, shall be rolled over for the Participant to be used on the next Purchase Date. Any cash remaining after whole shares of Common Stock have been purchased up to the $25,000 cap described in Section 5.3 above, shall be refunded to the Participant (without interest, thereon unless otherwise required under applicable law, in accordance with Section 12.1). The price per share of the shares purchased under any option granted under the Plan shall be determined by the Committee from time to time, in its discretion (and on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)), for all options to be granted on an Enrollment Date in an Offering. However, in no event shall the price be less than eighty-five percent (85%) of the lower of:

(a) the closing market price per share on the Grant Date on the New York Stock Exchange; or

(b) the closing market price per share on the Purchase Date on the New York Stock Exchange.

If a closing price is not available on the Grant Date or Purchase Date, then the closing price per share referred to in 6.1(a) and (b) above shall refer to the closing price per share on the first New York Stock Exchange trading day immediately following the Grant Date or preceding the Purchase Date, respectively.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment, as determined by the Committee (in its discretion) in a uniform and nondiscriminatory manner or as permitted by Treasury Regulation Section 1.423-2(f). For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon, unless otherwise required by applicable law, in accordance with Section 12.1).

6.4 Tax Withholding. Prior to the delivery of any shares purchased under the Plan (or any other time that a taxable event related to the Plan occurs), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or through any other means determined by the Committee, as permitted by Treasury Regulation Section 1.423-2(f)), an amount sufficient to satisfy all tax and social insurance liability obligations and requirements in connection with the options and shares purchased thereunder, if any, including, without limitation, all federal, state, and local taxes (including the Participant’s FICA obligation, if any) that are required to be withheld by the Company or the employing Subsidiary, the Participant’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of shares and any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such shares.

SECTION 7

WITHDRAWAL

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company in such form and manner as the Committee may specify. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee in its discretion (and on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f)) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, unless otherwise required by applicable law, in accordance with Section 12.1).

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason) except that the Committee, in its discretion and on a uniform and nondiscriminatory basis or as permitted by Treasury Regulation Section 1.423-2(f), may permit an individual who has ceased to be an Eligible Employee to exercise his or her option on the next Purchase Date to the extent permitted by Code Section 423. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, unless otherwise required by applicable law, in accordance with Section 12.1).

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures or as permitted by Treasury Regulation Section 1.423-2(f) as the Committee may specify from time to time, designate one or more individuals to receive any amounts credited to the Participant’s account at the time of his or her death (“Beneficiaries”). Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines to permit the designation of Beneficiaries and further, the Committee may decide not to allow the designation of Beneficiaries by Participants in non-U.S. jurisdictions to the extent permitted by Treasury Regulation Section 1.423-2(f).

9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed

(whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine the form and manner for Participants to make elections under the Plan;

(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Plan;

(g) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their Beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(l) To delegate to any one or more of its members or to any other person including, but not limited to, employees of any Employer, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

(m) To designate separate Offerings under the Plan.

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is amended, suspended or terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.16, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws, in accordance with Section 12.1) as soon as administratively practicable. Except as provided in Section 3.2 and this Section 11 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant unless his or her consent is obtained. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any option theretofore granted to such Participant. No option may be granted during any period of suspension or after termination of the Plan. Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the duration of an option, limit the frequency and/or number of changes in the amount withheld during the duration of an option, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Without regard to whether any Participant’s rights may be considered to have been “adversely affected”, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an option issued at the time of the amendment;

(b) increasing or otherwise altering the exercise price for any option including an option issued at the time of the change in exercise price;

(c) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions;

(d) shortening the duration of any option so that the option ends on a new Purchase Date, including an option issued at the time of the Committee action; and

(e) reducing the number of shares that may be purchased upon exercise of outstanding options.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

12.1 Interest. No interest will accrue on the payroll withholdings or any other contributions received or held by the Company under the Plan, except as may be required by applicable law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, any such interest accrual will apply to all Participants in the relevant Offering except to the extent otherwise permitted by Treasury Regulation Section 1.423-2(f).

12.2 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.3 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.4 Use of Funds. Payroll withholdings and other contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll withholdings or other contributions except under Offerings in which applicable local law requires that such payroll withholdings or other contributions be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

12.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.6 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.7 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.8 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.9 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.10 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Subject to Section 10.3(k), any provision of the Plan that is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the United States and the State of California (excluding California’s conflict of laws provisions).

12.11 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

12.12 Miscellaneous. All references contained herein to dollar amounts are denominated in United States Dollars without consideration of any currency exchange rates. Where applicable and unless otherwise determined by the Committee, all transactions denominated in currency other than U.S. Dollars, shall first be converted into its U.S. Dollar equivalent before determining application of the terms of the Plan.

EXECUTION

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this restated Plan on the date indicated below.

THE PMI GROUP, INC.

Dated: [ ], 2010	By:
Its:

APPENDIX B:

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended May    , 2010)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Options, Restricted Stock, Performance Units, Performance Shares, Stock Units and Stock Appreciation Rights. The terms of the Plan, as in effect prior to May    , 2010, shall govern any outstanding Awards granted prior to May    , 2010.

1.2 Purpose of the Plan. The Plan is intended to increase incentives and to encourage Share ownership on the part of eligible employees of the Company and its Affiliates, consultants who provide significant services to the Company and its Affiliates, and directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means each corporation, trade or business which is, together with the Company, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with the Company. Notwithstanding the foregoing, in applying sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code and in applying Treasury regulation section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of section 414(c) of the Code, the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.

2.3 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, Performance Shares, Stock Units, Stock Appreciation Rights or cash.

2.4 “Award Agreement”means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 “Board” means the Board of Directors of the Company, as constituted from time to time, except that any action that could be taken by the Board of Directors may also be taken by a duly authorized Committee of the Board of Directors.

2.6 “Change of Control”means:

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any beneficial ownership maintained by (but not additional acquisitions by), The Allstate Corporation and its subsidiaries, and their respective successors (“Allstate”), pending such time that Allstate distributes or transfers its current ownership interest in the Outstanding Company Common Stock and Outstanding Company Voting Securities as contemplated by the Prospectus dated April 10, 1995, relating to the initial public offering of the common stock of the Company, or (v) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.6. Notwithstanding the foregoing, in its sole discretion, the Board may increase the twenty percent (20%) threshold set forth above in this subsection (a) prior to any acquisition of twenty percent (20%) or more beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, that (i) such increased threshold shall apply only to the acquisition and maintenance of beneficial ownership by any Person eligible to report such beneficial ownership at the time of such acquisition on Schedule 13G under the 1934 Act, and (ii) in the event that any Person initially eligible to so report on Schedule 13G thereafter ceases to be eligible to so report on Schedule 13G, the occurrence of the event causing such Person no longer to be eligible to so report shall be deemed an acquisition by such Person of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by such Person immediately prior to such occurrence; or

Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock as a result of the acquisition of such securities or stock by the Company, which acquisition reduces the number of the Outstanding Company Voting Securities or Outstanding Company Common Stock; provided, that if after such acquisition by the Company such Person (while such Person remains the beneficial owner of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock) becomes the beneficial owner of additional shares of such Outstanding Company Voting Securities or Outstanding Company Common Stock (as the case may be), a Change of Control shall then occur. Capitalized terms used in this Section 2.6, not otherwise defined, shall have the meaning set forth in the form of change of control employment agreement approved at the February 12, 1998 meeting of the Board.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall constitute the Committee.

2.9 “Company” means The PMI Group, Inc., a Delaware corporation, or any successor thereto and any Affiliate to the extent required.

2.10 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or any of its Affiliates, but who is neither an Employee nor a Director.

2.11 “Deferred Unit Compensation Account” means an account established in the name of the Participant on the books and records of the Company pursuant to Section 8.5.

2.12 “Director” means any individual who is a member of the Board.

2.13 “Disability” means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and is evidenced by a certificate of a physician satisfactory to the Committee stating that such Disability exists and is likely to result in death or last for at least twelve (12) months, or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The Committee shall determine whether or not a Participant is Disabled based on such evidence as the Committee deems necessary or advisable. Notwithstanding the foregoing, a Participant shall be deemed to be Disabled if the Participant is determined to be totally disabled by the Social Security Administration.

2.14 “Employee” means any employee of the Company or of any Affiliate.

2.15 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.16 “Fair Market Value” means the closing market price per Share, as quoted in the New York Stock Exchange Composite Transactions Index on the relevant date, or if there were no sales on such date, the closing market price per Share on the nearest day after the relevant date, as determined by the Committee.

2.17 “Fiscal Year” means the fiscal year of the Company.

2.18 “Grant Date” means, with respect to a particular Award, the date on which the Award was granted. In the case of Awards granted to Employees and Consultants, the “Grant Date” shall be the date on which the Committee approves the material terms of the Award or such later date as the Committee, in its discretion, may determine.

2.19 “Incentive Stock Option” means an option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20 “Non-employee Director” means a Director who is not an Employee.

2.21 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 “Participant” means an Employee, Consultant or Non-employee Director who has an outstanding Award.

2.24 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures (each as defined in the Company’s Bonus Incentive Plan): (a) Adjusted Book Value, (b) Book Value, (c) Brand Management, (d) Business Quality, (e) Capital, (f) Cash Flow, (g) Cash Operating Earnings, (h) Combined Ratio, (i) Customer Satisfaction, (j) Earnings, (k) Equity in the Earnings of Unconsolidated Subsidiaries, (l) Expense Ratio, (m) Incurred Losses, (n) Loss Ratio, (o) Market Share, (p) Net Income, (q) Operating Income, (r) New Insurance Written, (s) Operating Cash Flow, (t) Paid Claims, (u) Premiums, (v) Price to Book Value Ratio, (w) Price to Earnings Ratio, (x) Ratings, (y) Return on Average Assets, (z) Return on Average Equity, (aa) Return on Revenue, (bb) Revenue, (cc) Risk in Force, (dd) Total Shareholder Return, and (ee) Value Added. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis.

2.25 “Performance Period” means any period of not less than twelve consecutive calendar months, as determined by the Committee, in its sole discretion.

2.26 “Performance Share” means an Award granted to a Participant pursuant to Section 7.

2.27 “Performance Unit” means an Award granted to a Participant pursuant to Section 7.

2.28 “Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability. Notwithstanding any contrary provision of the Plan, each Period of Restriction that expires solely as a result of continued service shall expire as to no more than 1/3 of the Shares covered by the applicable Award each year except as specifically provided in the Plan in the event of a Participant’s death, Disability, Retirement or a Change of Control.

2.29 “Plan” means The PMI Group, Inc. Amended and Restated Equity Incentive Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Section 6.

2.31 “Retirement” means, in the case of an Employee: (a) a Termination of Service occurring on or after age sixty-five (65), (b) a Termination of Service at or after age fifty-five (55) with at least ten (10) Years of Vesting Service (as defined in The PMI Group, Inc. Retirement Plan, as amended), or (c) a Termination of Service approved by the Company as an early retirement; provided that in the case of a Section 16 Person, such early retirement must be approved by the Committee. In the case of a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.32 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.33 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.34 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with another Award that is described in Section 9.

2.35 “Shares” means shares of the Company’s common stock, $.01 par value.

2.36 “Stock Unit” means a bookkeeping entry initially representing an amount equivalent to the Fair Market Value of one Share, granted pursuant to Section 7 or Section 8 (as applicable). Stock Units represent an unfunded and unsecured obligation of the Company.

2.37 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.38 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)), including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)), including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate, and (c) in the case of a Non-employee Director, a cessation of the Director’s service on the Board for any reason, (as determined in accordance with section 409A(a)(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)), including, but not by way of limitation, a termination by resignation, death, Disability or retirement. For this purpose, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, then the employment relationship shall be deemed to have terminated on the first day immediately following such six-month period. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company or an Affiliate.

2.39 “Three Year Period” means any period of three consecutive Fiscal Years. The first Three Year Period shall commence on January 1, 2004. Three Year Periods shall commence thereafter at the start of every Fiscal Year.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two (2) or more Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Non-employee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Except as provided in Section 4.3, after an Award has been granted, the Committee shall not reduce the Exercise Price of the Award or permit the surrender or cancellation of the Award in exchange for (i) a substitute Award settled in Shares only having a lower Exercise Price, (ii) a different type of Award settled in Shares only, or (iii) any combination of (i) and (ii).

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) with respect to Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate thereof, pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan is 21,000,000. Notwithstanding the preceding sentence, the aggregate number of Shares subject to Awards of Restricted Stock, Stock Units, Performance Units and Performance Shares granted under the Plan shall not exceed 6,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award (or an Award under the Company’s Stock Plan for Non-Employee Directors (the “Director Plan”)) is settled in cash pursuant to its terms, or terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. Notwithstanding the foregoing, the following Shares shall not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award; or (iii) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

4.3 Adjustments in Awards and Authorized Shares. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and/or class of Shares which may be delivered under the Plan, the number, class, and/or price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1 and 7.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Three Year Period, no Participant shall be granted Options covering more than 900,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement (satisfactory to the Committee) that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price of each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or

Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date; or

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(c) The expiration of three (3) years from the date of the Participant’s Termination of Service by reason of Disability; or

(d) The expiration of three (3) years from the date of the Participant’s Retirement (subject to Section 5.8.4 regarding Incentive Stock Options); or

(e) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

5.4.2 Death of Participant. Notwithstanding the provisions of Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option, subject to Section 5.8.4 regarding Incentive Stock Options and subject to Section 5.4.1(a) providing that the maximum term of an Option may not extend beyond ten (10) years.

5.5 Exercisability of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, the right to exercise each Option shall accrue as to one hundred percent (100%) of the Shares subject to such Option upon the Participant’s Termination of Service due to Retirement, death or Disability.

5.5.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, the right to exercise each Option then outstanding shall accrue as to one hundred percent (100%) of the Shares subject to such Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise (satisfactory to the Committee) to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares to be purchased.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits a later exercise), the portion so exercised shall be deemed a Nonqualified Stock Option. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service by reason of Disability, unless (i) the Participant dies during such one-year period, and (ii) the Award Agreement or the Committee permit later exercise).

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.9 Grant of Reload Options. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a “Reload Option”) for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

5.10 Exchange for Stock Appreciation Rights. The Committee may institute a program whereby outstanding Options are surrendered or cancelled in exchange for a grant of SARs having a value less than or equal to the value of the surrendered or cancelled Options as determined by the Committee; provided that the exercise price of SARs granted hereunder shall not be less than the exercise price of the related surrendered Options Participation in such a program may, in the discretion of the Committee, be mandatory with respect to any particular Participant or any particular outstanding Option. Notwithstanding any contrary provision of the Plan, any SARS granted in exchange for the surrender or cancellation of Options shall (a) be payable solely in Shares, (b) vest at a rate no faster then the vesting schedule of the surrendered or cancelled Option and (c) expire no later than the date on which the surrendered or cancelled Option would have expired had the Option remained outstanding.

SECTION 6

RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Three Year Period, no Participant shall be granted more than 400,000 Shares of Restricted Stock.

6.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

6.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

6.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

6.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The PMI Group, Inc. Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of The PMI Group, Inc.”

6.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

6.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant upon the Participant’s Termination of Service due to Retirement, death or Disability.

6.5.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 7

PERFORMANCE UNITS, PERFORMANCE SHARES AND STOCK UNITS

7.1 Grant of Performance Units, Performance Shares and Stock Units. Performance Units, Performance Shares and Stock Units may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units, Performance Shares and Stock Units granted to any Participant, provided that during any Three Year Period, no more than 400,000 Performance Units, Performance Shares or Stock Units may be granted to any Participant.

7.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share and Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

7.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number or value of Performance Units, Performance Shares or Stock Units that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units, Performance Shares or Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Notwithstanding any contrary provision of the Plan, Awards granted under this Section 7 that vest solely as a result of continued employment shall vest as to no more than 1/3 of the covered Shares each year except as specifically provided in the Plan in the event of a Participant’s death, Disability, Retirement or a Change of Control.

7.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals (including, but not limited to, continued employment), or any other basis determined by the Committee in its discretion.

7.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units, Performance Shares, or Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to the

Performance Units, Performance Shares, or Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Award to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units, Performance Shares, or Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4 Earning of Performance Units, Performance Shares and Stock Units. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units, Performance Shares or Stock Units earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit, Performance Share or Stock Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award, except with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

7.4.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, upon the Participant’s Termination of Service due to Retirement, death or Disability, one hundred percent (100%) of any outstanding Performance Units, Performance Shares or Stock Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest.

7.4.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Performance Units, Performance Shares or Stock Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest. Notwithstanding the foregoing, if Participant has elected to defer payment pursuant to Section 7.5 and such applicable Award Agreement, then such payment will not be payable immediately, but will be delayed until the Deferred Payment Date, as such term is defined in the applicable Award Agreement.

7.5 Form and Timing of Payment. Except as described below, payment of earned Performance Units, Performance Shares or Stock Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under this Section 7.5. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall at all times comply with the requirements of Section 409A of the Code.

7.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units, Performance Shares or Stock Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 8

NON-EMPLOYEE DIRECTOR AWARDS

The provisions of this Section 8 are applicable only to Stock Units granted to Non-employee Directors. The provisions of Section 7 are applicable to Stock Units granted to Employees and Consultants.

8.1 Grant of Stock Units. On the first business day on or after April 15, July 15, October 15 and January 15 of each year, each individual then serving as a Non-employee Director automatically shall be granted Stock Units with an initial value of $4,000, each Stock Unit valued at the Fair Market Value per Share, but in no event shall any Non-employee Director receive more than 2,500 Stock Units in any calendar quarter.

8.2 Terms of Stock Units.

8.2.1 Award Agreement. Each Award granted pursuant to this Section 8 shall be evidenced by an Award Agreement (satisfactory to the Committee), which shall be executed by the Participant and the Company.

8.2.2 Vesting. Each Award granted pursuant to this Section 8 shall vest upon the first to occur of the following events:

(a) The expiration of five (5) years from the Grant Date; or

(b) Cessation of a Participant’s service as a Non-employee Director for any reason, including, but not limited to, death, Disability, retirement, resignation or non-reelection to the Board.

8.3 Dividends and Other Distributions. Any dividends or other distributions paid on the Shares underlying an Award granted under this Section 8 automatically shall be deemed reinvested in Stock Units (the “Dividend Stock Units”). Dividend Stock Units shall be subject to the same terms and conditions as the underlying Award, including any deferral election made pursuant to Section 8.5

8.4 Payment After Vesting. Except as described in Section 8.5, Stock Units that vest shall be paid in full in Shares (with the balance, if any, in cash) as soon as practicable after the date of vesting.

8.5 Deferral of Proceeds.

8.5.1 Election to Defer Proceeds. A Participant who is eligible to defer income under the Company’s 2005 Directors’ Deferred Compensation Plan may elect, at the discretion of the Committee, to defer receipt of the proceeds of an Award of Stock Units that would otherwise be delivered to the Participant under this Section 8. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall at all times comply with the requirements of Section 409A of the Code.

Upon payment of the portion of an Award to which a deferral election applies, the Committee shall not have discretion as to the form of payment. Instead, the Award shall remain in the form of Stock Units, and the number of Stock Units in respect of which the Participant has made a deferral election shall be credited to a Deferred Unit Compensation Account on the date of deferral. A separate Deferred Unit Compensation Account shall be maintained with respect to each Participant and to each effective deferral election.

8.5.2 Form and Timing of Payment. Payment of deferred Stock Units shall be made by issuance of Shares on such date or dates or upon the occurrence of such event or events as the Committee may authorize the Participant to designate at the time a deferral election under Section 8.5.1 is made. The number of Shares to be so distributed may be increased by dividend equivalents, which may be valued as if reinvested in Shares. Until payment of a Stock Unit is made, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 4.3.

8.5.3 Provisions of the 2005 Directors’ Deferred Compensation Plan May Govern. To the extent determined by the Committee, any amount deferred under this Section 8.5, and any Deferred Unit Compensation Account, may be treated and held as a portion of the Company’s 2005 Directors’ Deferred Compensation Plan, in which event the provisions of such plan shall govern the operation and administration of amounts deferred under this Section 8.5 and credited to Deferred Unit Compensation Accounts.

SECTION 9

STOCK APPRECIATION RIGHTS

9.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

9.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Three Year Period, no Participant shall be granted SARs covering more than 900,000 Shares.

9.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Notwithstanding the foregoing, the exercise price of an SAR may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

9.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs, providing that the maximum term of an SAR may not extend beyond ten (10) years.

9.4 Exercisability of SARs. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR. Additionally, the rules of Section 5.5.1 and 5.5.2 (providing accelerated vesting upon certain events) also shall apply to SARs.

9.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 10

MISCELLANEOUS

10.1 Deferred Unit Compensation Accounts.

10.1.1 Participants Remain Unsecured Creditors. Participants have the status of general unsecured creditors of the Company with respect to their Deferred Unit Compensation Accounts (if any), and such accounts constitute a mere promise by the Company to make payments with respect thereto.

10.1.2 Nontransferability of Deferred Unit Compensation Accounts. A Participant’s right to benefit payments with respect to their Deferred Unit Compensation Accounts (if any) may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the Participant or the Participant’s beneficiary and any attempt to do so shall be void and shall not be given effect.

10.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, the transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment or service with the Company and its Affiliates is on an at-will basis only.

10.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive any future Award.

10.4 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, (a) the Participant may transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member of the Participant’s immediate family, (ii) a trust or other entity for the exclusive benefit of the Participant and/or a member or members of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or a member or members of the Participant’s immediate family, or (iv) a tax-qualified, not for profit organization, and (b) the Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.8 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6, 6.7 and 8.3, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.9 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.10 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 11

AMENDMENT, TERMINATION AND DURATION

11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that the Company will obtain stockholder approval of any amendment to the extent necessary to comply with applicable law, regulation or rule (including the rules of the New York Stock Exchange). Additionally, and notwithstanding the foregoing, any material (as determined in the sole discretion of the Committee) amendment to the Plan will be submitted to the Company’s stockholders for approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall become effective as of the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after February 24, 2019.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Governing Law. To the extent applicable, the Plan and Award Agreements are intended to comply with the provisions of Section 409A of the Code. Notwithstanding any contrary provision of the Plan or any Award Agreements, the Plan and Award Agreements shall be construed, administered and enforced in a manner that is consistent with such intent. The Plan and all Award Agreements also shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

12.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

THE PMI GROUP, INC.

Dated:	By:
Title:

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

FRIDAY, MAY 21, 2010

9:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

THE PMI GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2010

The undersigned, revoking any proxy previously given, hereby appoints L. Stephen Smith and Andrew D. Cameron, or either of them, as Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 21, 2010 at 9:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2010 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR ALL NOMINEES” for Proposal 1 and “FOR” Proposals 2, 3, 4 and 5, and in the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 21, 2010

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.pmi-us.com/proxy

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. i

¢

PROPOSALS 1, 2, 3, 4 AND 5 ARE SUBMITTED BY THE PMI GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of 9 Directors:				2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Carmine Guerro O Wayne E. Hedien O Louis G. Lower II O Raymond L. Ocampo Jr. O John D. Roach O L. Stephen Smith O José H. Villarreal O Mary Lee Widener O Ronald H. Zech		3. Approval of the Amendment to the Certificate of Incorporation.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			4. Approval of the Amendment to the Employee Stock Purchase Plan.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			5. Approval of the Amendment to the Equity Incentive Plan.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ¢

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.